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                       AMENDED AND RESTATED
                         CREDIT AGREEMENT


                   dated as of August 21, 1995


                              among


                      INTERMET CORPORATION,


                    THE LENDERS LISTED HEREIN,

                               and

                        TRUST COMPANY BANK

                             as Agent

=================================================================

                        TABLE OF CONTENTS


                                                            PAGE

ARTICLE I.     DEFINITIONS; CONSTRUCTION  . . . . . . . . . . . 2

Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . 2
Section 1.02.  Accounting Terms and Determination . . . . . .  22
Section 1.03.  Other Definitional Terms . . . . . . . . . . .  22
Section 1.04.  Exhibits and Schedules . . . . . . . . . . . .  22


ARTICLE II.    REVOLVING LOANS AND ENVIRONMENTAL
               LETTERS OF CREDIT  . . . . . . . . . . . . . .  22

Section 2.01.  Revolving Loan Commitment; Use of Proceeds . .  22
Section 2.02.  Notes; Repayment of Principal  . . . . . . . .  23
Section 2.03.  Voluntary Reduction of Revolving
                 Loan Commitments . . . . . . . . . . . . . .  23
Section 2.04.  Mandatory Reduction of Revolving
                 Loan Commitments . . . . . . . . . . . . . .  24
Section 2.05   Environmental Letter of Credit
               Subfacility; Deemed Issuance of
               Environmental Letters of Credit  . . . . . . .  25
Section 2.06   Responsibilities of Agent; Purchase of
                 Participation Interests in Environmental
                 Letter of Credit . . . . . . . . . . . . . .  25
Section 2.07   Payment of Amounts Drawn Under Environmental
                 Letter of Credit . . . . . . . . . . . . . .  25
Section 2.08   Payment by Domestic Lenders  . . . . . . . . .  27


ARTICLE III.   CURRENCY LOANS . . . . . . . . . . . . . . . .  27

Section 3.01.  Currency Loan Commitment; Use
                 of Proceeds  . . . . . . . . . . . . . . . .  27
Section 3.02.  Notes; Repayment of Principal  . . . . . . . .  28
Section 3.03.  Voluntary Reduction of Currency
                 Loan Commitments . . . . . . . . . . . . . .  28


ARTICLE IV.    LETTER OF CREDIT FACILITY  . . . . . . . . . .  28

Section 4.01.  Letter of Credit Facility  . . . . . . . . . .  28
Section 4.02.  Notice of Issuance of Workers Compensation
                 Letter of Credit; Agreement to Issue . . . .  29
Section 4.03.  Payment of Amounts Drawn Under Letter
                 of Credit Facility . . . . . . . . . . . . .  30
Section 4.04   Payment by Domestic Lenders  . . . . . . . . .  31

ARTICLE V.     GENERAL LOAN AND LETTER OF CREDIT TERMS  . . .  31

Section 5.01.  Funding Notices  . . . . . . . . . . . . . . .  31
Section 5.02.  Disbursement of Funds  . . . . . . . . . . . .  33
Section 5.03.  Interest . . . . . . . . . . . . . . . . . . .  35
Section 5.04.  Interest Periods . . . . . . . . . . . . . . .  36
Section 5.05.  Fees . . . . . . . . . . . . . . . . . . . . .  37
Section 5.06.  Voluntary Prepayments of Borrowings  . . . . .  38
Section 5.07.  Payments, etc. . . . . . . . . . . . . . . . .  39
Section 5.08.  Interest Rate Not Ascertainable, etc.  . . . .  41
Section 5.09.  Illegality . . . . . . . . . . . . . . . . . .  42
Section 5.10.  Increased Costs  . . . . . . . . . . . . . . .  43
Section 5.11.  Lending Offices  . . . . . . . . . . . . . . .  44
Section 5.12.  Funding Losses . . . . . . . . . . . . . . . .  45
Section 5.13.  Failure to Pay in Appropriate Currency . . . .  45
Section 5.14.  Assumptions Concerning Funding of
                 Euro Advances  . . . . . . . . . . . . . . .  46
Section 5.15.  Apportionment of Payments  . . . . . . . . . .  46
Section 5.16.  Sharing of Payments, Etc.  . . . . . . . . . .  46
Section 5.17.  Capital Adequacy . . . . . . . . . . . . . . .  47
Section 5.18.  Benefits to Guarantors . . . . . . . . . . . .  47
Section 5.19.  Limitation on Certain Payment
                 Obligations  . . . . . . . . . . . . . . . .  47
Section 5.20   Letter of Credit Obligations Absolute  . . . .  48
Section 5.21   Indemnification; Nature of Agent's Duties
                 With Respect to Letters of Credit  . . . . .  49
Section 5.22   Additional Payments With Respect to
                 Letter of Credit; Illegality . . . . . . . .  50
Section 5.23   Failure to Maintain Minimum
                 Required Rating  . . . . . . . . . . . . . .  51


ARTICLE VI.    CONDITIONS TO BORROWINGS . . . . . . . . . . .  52

Section 6.01.  Conditions Precedent to Initial Loans
                 and Letter of Credit . . . . . . . . . . . .  52
Section 6.02.  Conditions to All Loans and Letters of
                 Credit . . . . . . . . . . . . . . . . . . .  55


 ARTICLE VII.  REPRESENTATIONS AND WARRANTIES . . . . . . . .  56

Section 7.01.  Corporate Existence; Compliance with
                 Law  . . . . . . . . . . . . . . . . . . . .  56
Section 7.02.  Corporate Power; Authorization . . . . . . . .  57
Section 7.03.  Enforceable Obligations  . . . . . . . . . . .  57
Section 7.04.  No Legal Bar . . . . . . . . . . . . . . . . .  58
Section 7.05.  No Material Litigation or Investigations . . .  58
Section 7.06.  Investment Company Act, Etc. . . . . . . . . .  58
Section 7.07.  Margin Regulations . . . . . . . . . . . . . .  58
Section 7.08.  Compliance with Environmental Laws . . . . . .  58
Section 7.09.  Insurance  . . . . . . . . . . . . . . . . . .  59
Section 7.10.  No Default . . . . . . . . . . . . . . . . . .  59

Section 7.11.  No Burdensome Restrictions . . . . . . . . . .  60
Section 7.12.  Taxes  . . . . . . . . . . . . . . . . . . . .  60
Section 7.13.  Subsidiaries . . . . . . . . . . . . . . . . .  60
Section 7.14.  Financial Statements . . . . . . . . . . . . .  60
Section 7.15.  ERISA  . . . . . . . . . . . . . . . . . . . .  61
Section 7.16.  Patents, Trademarks, Licenses, Etc.  . . . . .  62
Section 7.17.  Ownership of Property  . . . . . . . . . . . .  63
Section 7.18.  Indebtedness . . . . . . . . . . . . . . . . .  63
Section 7.19.  Financial Condition  . . . . . . . . . . . . .  63
Section 7.20.  Intercompany Loans . . . . . . . . . . . . . .  64
Section 7.21.  Labor Matters  . . . . . . . . . . . . . . . .  64
Section 7.22.  Payment or Dividend Restrictions . . . . . . .  64
Section 7.23.  Disclosure . . . . . . . . . . . . . . . . . .  64


ARTICLE VIII.  AFFIRMATIVE COVENANTS  . . . . . . . . . . . .  65

Section 8.01.  Corporate Existence, Etc.  . . . . . . . . . .  65
Section 8.02.  Compliance with Laws, Etc. . . . . . . . . . .  65
Section 8.03.  Payment of Taxes and Claims, Etc.  . . . . . .  66
Section 8.04.  Keeping of Books . . . . . . . . . . . . . . .  66
Section 8.05.  Visitation, Inspection, Etc. . . . . . . . . .  66
Section 8.06.  Insurance; Maintenance of Properties . . . . .  66
Section 8.07.  Reporting Covenants  . . . . . . . . . . . . .  67
Section 8.08.  Financial Covenants  . . . . . . . . . . . . .  71
Section 8.09.  Notices Under Certain Other Indebtedness . . .  72
Section 8.10.  Additional Credit Parties and Collateral . . .  72
Section 8.11.  Delivery of Modifications to Prudential
                  Documents; Opinion of German Counsel  . . .  73


ARTICLE IX.    NEGATIVE COVENANTS . . . . . . . . . . . . . .  73

Section 9.01.  Indebtedness . . . . . . . . . . . . . . . . .  73
Section 9.02.  Liens  . . . . . . . . . . . . . . . . . . . .  74
Section 9.03.  Mergers, Acquisitions, Divestitures. . . . . .  75
Section 9.04.  Asset Sales. . . . . . . . . . . . . . . . . .  76
Section 9.05.  Dividends, Etc.  . . . . . . . . . . . . . . .  77
Section 9.06.  Investments, Loans, Etc. . . . . . . . . . . .  78
Section 9.07.  Sale and Leaseback Transactions  . . . . . . .  79
Section 9.08.  Transactions with Affiliates . . . . . . . . .  79
Section 9.09.  Prepayments of Subordinated Debt
                 in Violation Thereof . . . . . . . . . . . .  79
Section 9.10.  Changes in Business  . . . . . . . . . . . . .  79
Section 9.11.  ERISA  . . . . . . . . . . . . . . . . . . . .  80
Section 9.12.  Additional Negative Pledges  . . . . . . . . .  80
Section 9.13.  Limitation on Payment Restrictions
                 Affecting Consolidated Companies . . . . . .  80
Section 9.14.  Actions Under Certain Documents  . . . . . . .  81

ARTICLE X.     EVENTS OF DEFAULT  . . . . . . . . . . . . . .  81

Section 10.01. Payments . . . . . . . . . . . . . . . . . . .  81
Section 10.02. Covenants Without Notice . . . . . . . . . . .  81
Section 10.03. Other Covenants  . . . . . . . . . . . . . . .  81
Section 10.04. Representations  . . . . . . . . . . . . . . .  82
Section 10.05. Non-Payments of Other Indebtedness . . . . . .  82
Section 10.06. Defaults Under Other Agreements  . . . . . . .  82
Section 10.07. Bankruptcy . . . . . . . . . . . . . . . . . .  82
Section 10.08. ERISA  . . . . . . . . . . . . . . . . . . . .  83
Section 10.09. Money Judgment . . . . . . . . . . . . . . . .  83
Section 10.10. Ownership of Credit Parties
                and Pledged Entities  . . . . . . . . . . . .  84
Section 10.11. Change in Control of Intermet  . . . . . . . .  84
Section 10.12. Default Under Other Credit Documents . . . . .  84
Section 10.13. Attachments  . . . . . . . . . . . . . . . . .  85


ARTICLE XI.    THE AGENT  . . . . . . . . . . . . . . . . . .  86

Section 11.01. Appointment of Agent . . . . . . . . . . . . .  86
Section 11.02. Authorization of Agent with Respect
                 to the Security Documents  . . . . . . . . .  86
Section 11.03. Nature of Duties of Agent  . . . . . . . . . .  87
Section 11.04. Lack of Reliance on the Agent  . . . . . . . .  87
Section 11.05. Certain Rights of the Agent  . . . . . . . . .  88
Section 11.06. Reliance by Agent  . . . . . . . . . . . . . .  88
Section 11.07. Indemnification of Agent . . . . . . . . . . .  88
Section 11.08. The Agent in its Individual
                Capacity  . . . . . . . . . . . . . . . . . .  89
Section 11.09. Holders of Notes . . . . . . . . . . . . . . .  89
Section 11.10. Successor Agent  . . . . . . . . . . . . . . .  89


ARTICLE XII.   MISCELLANEOUS  . . . . . . . . . . . . . . . .  90

Section 12.01. Notices  . . . . . . . . . . . . . . . . . . .  90
Section 12.02. Amendments, Etc. . . . . . . . . . . . . . . .  90
Section 12.03. No Waiver; Remedies Cumulative . . . . . . . .  91
Section 12.04. Payment of Expenses, Etc.  . . . . . . . . . .  91
Section 12.05. Right of Setoff  . . . . . . . . . . . . . . .  93
Section 12.06. Benefit of Agreement . . . . . . . . . . . . .  93
Section 12.07. Governing Law; Submission to
                 Jurisdiction; Waiver of Jury Trial . . . . .  97
Section 12.08. Independent Nature of Lenders' Rights  . . . .  97
Section 12.09. Counterparts . . . . . . . . . . . . . . . . .  98
Section 12.10. Effectiveness; Survival  . . . . . . . . . . .  98
Section 12.11. Severability . . . . . . . . . . . . . . . . .  98
Section 12.12. Independence of Covenants  . . . . . . . . . .  98
Section 12.13. Change in Accounting Principles,
                 Fiscal Year or Tax Laws  . . . . . . . . . .  98
Section 12.14. Headings Descriptive; Entire Agreement . . . .  99
Section 12.15. Judgment Currency  . . . . . . . . . . . . . .  99

Section 12.16. Dollar Equivalent Computations . . . . . . . . 100
Section 12.17. Pledge of Stock of Columbus
                Neunkirchen . . . . . . . . . . . . . . . . . 100
Section 12.18. Sale of PBM  . . . . . . . . . . . . . . . . . 100


                            SCHEDULES

Schedule 6.01(i)         UCC Search Locations
Schedule 7.01            Organization and Ownership of
                           Subsidiaries
Schedule 7.05            Certain Pending and Threatened
                           Litigation
Schedule 7.08(A)         Environmental Compliance
Schedule 7.08(B)         Environmental Notices
Schedule 7.08(C)         Environmental Permits
Schedule 7.11            Burdensome Restrictions
Schedule 7.12            Tax Filings and Payments
Schedule 7.13            Material Subsidiaries
Schedule 7.15            Employee Benefit Matters
Schedule 7.16            Patent, Trademark, License, and
                           Other Intellectual Property
                           Matters
Schedule 7.17            Ownership of Properties
Schedule 7.21            Labor and Employment Matters
Schedule 7.22            Dividend Restrictions
Schedule 8.08            Financial Covenant Calculations
                           Second Quarter 1995
Schedule 9.01(B)         Existing Indebtedness
Schedule 9.02            Existing Liens

                             EXHIBITS

Exhibit A           -    Form of Revolving Note
Exhibit B           -    Form of Currency Note
Exhibit C           -    Form of Environmental Letter of Credit
Exhibit D           -    Form of Workers Compensation Letter of
                              Credit Application
Exhibit E           -    Form of Amended and Restated Subsidiary
                         Guaranty
Exhibit F           -    Form of Pledge Agreement
Exhibit G           -    Form of Closing Certificate
Exhibit H-1         -    Form of Opinion of Kilpatrick & Cody
Exhibit H-2         -    Form of Opinion of German counsel
Exhibit I           -    Form of Assignment and Acceptance
Exhibit J           -    Form of Amended and Restated
                         Contribution Agreement
Exhibit K           -    Form of Escrow Letter and Security
                           Agreement
Exhibit L                Form of Compliance Certificate

                       AMENDED AND RESTATED
                         CREDIT AGREEMENT


          THIS AMENDED AND RESTATED CREDIT AGREEMENT made and en-tered into as of August 21, 1995, by and among INTERMET CORPORATION, a Georgia corporation ("Intermet"), TRUST COMPANY BANK, a banking corporation organized under the laws of the State of Georgia ("TCB"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of TCB, or such other banks and lending institutions which become "Lenders" as provided herein (TCB, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), TRUST COMPANY BANK, in its capacity as agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article XI hereof (the "Agent");

                       W I T N E S S E T H:


          WHEREAS, Intermet, the Agent, the Lenders and certain other financial institutions entered into that certain Credit Agreement dated as of August 31, 1992 (as amended through the date hereof, the "Prior Credit Agreement") providing certain credit facilities to Intermet;

          WHEREAS, Intermet has requested, and the Agent and Lenders have agreed, to extend certain of the credit facilities provided in the Prior Credit Agreement, to amend the interest rate and certain other provisions thereof and to reduce the lending group thereunder;

          WHEREAS, the parties wish to amend and restate the Prior Credit Agreement on the terms and conditions set forth below;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Intermet, the Lenders, and the Agent agree, upon the terms and subject to the conditions set forth herein as follows:


                            ARTICLE I.

                    DEFINITIONS; CONSTRUCTION

          Section 1.01.  Definitions.  In addition to the other
terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition" shall mean any transaction, or any series of related transactions, by which Intermet and/or any of its

Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a 50% or more ownership interest in any such Person.

          "Adjusted FIBO Rate" shall mean, with respect to each Interest Period for a Eurocurrency Advance, the rate obtained by dividing (A) FIBOR for such Interest Period by (B) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements, if any, applicable to the Currency Lender in respect of such liabilities.

          "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 MINUS the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

          "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Revolving Credit Loans, which Advance shall be made or outstanding as a Base Rate Advance or Eurodollar Advance, as the case may be, and (ii) the Currency Loans, which Advance shall be made or outstanding as a Base Rate Advance or a Eurocurrency Advance.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

          "Agent" shall mean Trust Company Bank, a Georgia banking corporation and any successor agent appointed pursuant to
Section 11.10 hereof.

          "Agreement" shall mean this Amended and Restated Credit
Agreement, as amended, modified, restated, or supplemented from time to time.

          "Applicable Margin" shall mean, with respect to all outstanding Borrowings and Letter of Credit Obligations through September 30, 1995, one and one quarter of one percent (1.25%) per annum, and with respect to all outstanding Borrowings and Letter of Credit Obligations during each fiscal quarter thereafter, the percentage determined for such fiscal quarter from the chart set forth below based on Intermet's Fixed Charge Coverage Ratio and Leverage Ratio determined as of the last day of the second fiscal quarter immediately preceding such fiscal quarter:

                          LEVERAGE RATIO
                   Greater   Equal to or Greater
Fixed Charge        Than     Than 40% and Less     Less Than
Coverage Ratio       45%     Than or Equal to 45%     40%
---------------    -------   --------------------   --------
Less than
  2.5:1.0           1.25%          1.0%                0.75%

Equal to or
Greater than 2.5:1.0
and less than or
Equal to 3.0:1.0    1.0%           0.75%               0.50%

Greater than
  3.0:1.0           0.75%          0.50%               0.50%


provided, however, if Intermet fails to deliver its financial statements for such second preceding fiscal quarter pursuant to
Section 8.07 prior to the first day of the then-current fiscal quarter, the Applicable Margin with respect to Borrowings and Letter of Credit Obligations during such current fiscal quarter shall be 1.25%. By way of example, as of the first day of the fourth fiscal quarter of Intermet, the Applicable Margin with respect to the Borrowings and Letter of Credit Obligations outstanding hereunder shall be calculated based upon the Fixed Charge Coverage Ratio and Leverage Ratio of Intermet reported for the second fiscal quarter of such fiscal year of Intermet.

          "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including capital stock but excluding the issuance and sale by Intermet of its own capital stock) having an aggregate Asset Value in excess of $500,000, other than sales or other dispositions made in the ordinary course of business of any Consolidated Company.

          "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and
(ii) the then fair market value of such property or asset as determined in good faith by the board of directors (or equivalent governing body in the case of any Foreign Subsidiary) of such Consolidated Company.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit I.

          "Bankruptcy Code" shall mean The Bankruptcy Code of
1978, as amended and in effect from time to time (11 U.S.C.
Section 101 et seq.).

          "Base Rate" shall mean (with any change in the Base
Rate to be effective as of the date of change of either of the following rates):

          (i)  with respect to the Revolving Loans, the higher of
     (a) the rate which the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, PLUS one-half of one percent (0.50%) per annum.
     The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate; and

          (ii) with respect to the Currency Loans, the rate which the Currency Lender applies from time to time as its corporate base rate, as in effect from time to time.

          "Base Rate Advance" shall mean an Advance made or outstanding as (i) a Revolving Loan bearing interest based on the Base Rate, (ii) a Currency Loan bearing interest based on the Base Rate, or (iii) an Advance bearing interest at the rate agreed upon between Intermet and the Lenders pursuant to Section 5.08, Section 5.09 or Section 5.10.

          "Bowwowing" shall mean the incurrence by Intermet under any Facility of Advances of one Type concurrently having the same
Interest Period or the continuation or conversion of an existing
Borrowing or Borrowings in whole or in part.

          "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia or New York, New York AND, if the applicable Business Day relates to Euro Advances, on which trading is not carried on by and between banks in deposits of the applicable currency in the applicable interbank Eurocurrency market.

          "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Intermet evidencing debt or a commitment to extend loans in excess of $5,000,000 which requires, or permits the holder(s) of such Indebtedness of Intermet to require that such Indebtedness of Intermet be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Intermet to be accelerated in any respect, as a result of a change in ownership of the capital stock of Intermet or voting rights with respect thereto.

          "Closing Date" shall mean the date on or before August
31, 1995 on which the initial Loans are made or deemed to have been made hereunder and the conditions set forth in Section 6.01 are satisfied or waived in accordance with Section 12.02.

          "Columbus Neunkirchen" shall mean Columbus Neunkirchen
Foundry, GmbH, a German company with limited liability and an indirect, wholly-owned subsidiary of Intermet.

          "Commitment" shall mean, for any Lender at any time, any of its Revolving Loan Commitment, Letter of Credit Commitment or Currency Loan Commitment, as the case may be.

          "Consolidated Capitalized Interest" shall mean, for any fiscal period of Intermet, the capitalized interest of the Consolidated Companies, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Companies" shall mean, collectively,
Intermet and all of its Subsidiaries.

          "Consolidated Ebit" shall mean, for any fiscal period of Intermet, an amount equal to (A) the sum for such fiscal pe-riod of Consolidated Net Income (Loss) and, to the extent sub-tracted in determining such Consolidated Net Income (Loss), pro-visions for (i) taxes based on income and (ii) Consolidated Interest Expense, MINUS (B) any items of gain (or PLUS any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP), (y) the result of any sale of assets, or (z) resulting from minority investments, together in the case of (x), (y) or (z), any related provision for taxes included in Consolidated Net Income (Loss) with respect thereto.

          "Consolidated EBITDA" shall mean for any fiscal period of Intermet, an amount equal to the sum of Consolidated EBIT PLUS depreciation and amortization expense to the extent deducted in determining Consolidated Net Income (Loss), determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITR" shall mean, for any fiscal period of Intermet, an amount equal to the sum of Consolidated EBIT PLUS
Consolidated Rental Expense for such period.

          "Consolidated Interest Expense" shall mean, for any fiscal period of Intermet, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP, but specifically excluding Consolidated Capitalized Interest for such period.

          "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Intermet, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of Intermet or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company, and (ii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

          "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of Intermet.

          "Consolidated Rental Expense" shall mean, for any fiscal period of Intermet, the operating lease expense of the Consolidated Companies determined in accordance with GAAP for leases with a term greater than one year, as disclosed in the notes to Intermet's consolidated financial statements of the Consolidated Companies, determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

          "Contribution Agreement" shall mean the Contribution
Agreement executed by each of the Guarantors, substantially in the form of Exhibit J attached hereto, as the same may be amended, restated or supplemented from time to time.

          "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Guaranty
Agreements, the Pledge Agreements, and all other Security
Documents, if any.

          "Credit Parties" shall mean, collectively, each of Intermet, the Guarantors, and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

          "Currency" shall mean, with respect to the Currency
Loans, German marks.

          "Currency Lender" shall mean, Landesbank Saar
Girozentrale, a German banking corporation, the Lender extending the Currency Loans to Intermet.

          "Currency Loan Commitment" shall mean, at any time for the Currency Lender, the amount of such commitment set forth opposite such Currency Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 3.03, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

          "Currency Loans" shall mean, collectively, the revolving credit loans made by the Currency Lender to Intermet pursuant to Section 3.01.

          "Currenty Note" shall mean the promissory note payable to the order of the Currency Lender evidencing the Currency Loans in the form attached hereto as Exhibit B, either as originally executed or as hereafter amended, modified or substituted.

          "Current Debt" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of calculation, other than, with respect to the Consolidated Companies, the indebtedness pursuant to German lines of credit described on Schedule 9.01(b).

          "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

          "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable currency as quoted by the Agent as of the close of business on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

          "Domestic Lenders" shall mean all Lenders participating in the Revolving Loans and the Letter of Credit Facility.

          "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank and (ii) any Lender, in each case, which has the Minimum Required Rating, unless otherwise agreed by the Agent.

          "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.),
(iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and

Reauthorization Act (42 U.S.C. Section 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control (including applicable laws of the Federal Republic of Germany or any applicable international agreements).

          "Environmental Letter of Credit" shall mean the letters of credit attached hereto as Exhibit C-1 - C-3 issued by the Agent pursuant to the Prior Credit Agreement and deemed to have been issued pursuant to Article II hereof, which secure certain environmental closure, post-closure and third party liability obligations of Intermet and its Subsidiaries, provided that the stated amount of such Letters of Credit shall not exceed, at any time outstanding, the amount of the Environmental Letter of Credit Subfacility.

          "Environmental Letter of Credit Exposure" shall mean, with respect to each Domestic Lender, its Pro Rata Share of the aggregate Environmental Letter of Credit Obligations.

          "Environmental Letter of Credit Obligations" shall mean, with respect to Environmental Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Environmental Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Environmental Letters of Credit honored by the Agent not theretofore reimbursed by Intermet (it being understood that for purposes of any request for a Revolving Loan pursuant to
Section 2.07, there shall be excluded from the amount determined in accordance with the preceding clause (b) an amount equal to the proceeds of such Revolving Loan).

          "Environmental Letter of Credit Subfacility" shall mean, the portion of the Revolving Loan Commitment which may be utilized either for Revolving Loans or Environmental Letter of Credit Obligations which amount shall equal the lesser of (i) the face amount of the outstanding Environmental Letters of Credit issued to the Department of Environmental Quality - Waste Division and the Department of Waste Management of the Commonwealth of Virginia on August 11, 1994, and (ii) $6,000,000.00, at any time outstanding.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended and in effect from time to time.

          "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

          "Escrow Letter" shall mean a letter agreement between Intermet and the Agent substantially in the form of Exhibit K hereto.

          "Euro Advance" shall mean (i) a Eurodollar Advance, or
(ii) a Eurocurrency Advance.

          "Eurocurrency Advance" shall mean an Advance made or outstanding as a Currency Loan bearing interest based on the Adjusted FIBO Rate.

          "Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan bearing interest based on the Ad-justed LIBO Rate.

          "Event of Default" shall have the meaning provided in
Article X.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

          "Executive Officer" shall mean with respect to any Person, the President, Chief Executive Officer, Vice Presidents,
Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties.

          "Facility" or "Facilities" shall mean the Revolving
Loan Commitments, the Currency Loan Commitment, or the Letter of
Credit Commitment, as the context may indicate.

          "Facility Fee" has the meaning ascribed to it in
Section 5.05(a).

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          "FIBOR" shall mean, for any Interest Period, with respect to Eurocurrency Advances under the Currency Loans, the Frankfurt Inter-Bank Offer Rate for a period comparable to the Interest Period and in an amount comparable to the Currency Lender's portion of such Advances as publicly quoted as of 11:00 AM (Frankfurt, Germany time) on the day that is two Business Days prior to the first day of the Interest Period.

          "Final Maturity Date" shall mean the earlier of
(i) August 31, 1998, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article X.

          "Fixed Charge Coverage Ratio" shall mean, as of the last day of any fiscal quarter of Intermet, the ratio of
(A) Consolidated EBITR to (B) the sum of the amounts of
(i) Consolidated Interest Expense, (ii) Consolidated Rental Expense, and (iii) Consolidated Capitalized Interest, in each case, calculated with respect to the immediately preceding four fiscal quarters ending on such date.

          "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

          "Foreign Subsidiary" shall mean each Consolidated
Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

          "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, including any current maturities of such Indebtedness, which by its terms matures more than one year from the date of creation thereof or which is renewable or extendible at the option of the obligor to a date beyond one year from the date of determination. The calculation of Funded Debt shall include (i) all Funded Debt of the Consolidated Companies, plus (ii) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, plus (iii) the redemption amount with respect to the stock of any Consolidated Company required to be redeemed during the next succeeding twelve months, plus (iv) the lowest average amount of Current Debt outstanding for any period of sixty (60) consecutive days during the preceding twelve month period ending on any date of determination, plus (v) the amount outstanding pursuant to the lines of credit described on Schedule 9.01(b) on the date of determination.

          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guarantors" shall mean, collectively, Intermet Foundries, Inc., Columbus Foundries, Inc., Lynchburg Foundry Company, Ironton Iron, Inc., Northern Castings Corporation, Intermet International, Inc., Intermet Machining, Inc., Commercial and Precision Machining, Inc., PBM, New River Castings Company, Intermotive Technologies, Inc. and all other Material Subsidiaries that are not Foreign Subsidiaries, and their respective successors and permitted assigns; provided, however, PBM shall be released from its obligations pursuant to the Guaranty Agreement upon the terms and conditions set forth in
Section 12.18 hereof and shall thereafter cease to be a Guarantor unless and until PBM shall again become a Material Subsidiary.

          "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Guaranty Agreements" shall mean, collectively, the Amended and Restated Guaranty Agreement, dated as of even date herewith, executed by each of the Guarantors in favor of the Lenders and the Agent, substantially in the form of Exhibit E as the same may be amended, restated or supplemented from time to time.

          "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response
Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

          "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP;
(iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit);
(iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof to the extent required to be disclosed in accordance with GAAP.

          "Intercompany Loans" shall mean those loans or other extensions of credit made by any Consolidated Company to another Consolidated Company as allowed by Section 9.01(g) or as may otherwise be approved in writing by the Agent and the Required Lenders, if any.

          "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of December 11, 1992 by and among the Lenders and The Prudential Insurance Company of America, as amended by that certain First Amendment to Intercreditor Agreement dated as of even date herewith, as hereafter further amended, modified or supplemented.

          "Interest Period" shall have the meaning set forth in
Section 5.04.

          "Intermet" shall mean Intermet Corporation, a Georgia corporation, its successors and permitted assigns.

          "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person, in each case, other than an Acquisition. Each Investment shall be valued as of the date made; provided that any Investment or portion of an Investment consisting of Debt shall be valued at the outstanding principal balance thereof as of the date of determination.

          "Lender" or "Lenders" shall mean TCB, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 12.06(c).

          "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Intermet and the Agent with respect to each Type of Loan.

          "Letter of Credit Commitment" shall mean, at any time for any Domestic Lender, the amount of such commitment set forth opposite such Domestic Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to
Section 12.06 or any amendment thereof pursuant to Section 12.02.

          "Letter of Credit Facility" shall mean the Letter of Credit Commitments established pursuant to Section 4.01 hereof.

          "Letter of Credit Fee" shall have the meaning set forth in Section 5.05(d).

          "Letter of Credit Obligations" shall mean, collectively, the Environmental Letter of Credit Obligations and the Workers Compensation Letter of Credit Obligations.

          "Letters of Credit" shall mean collectively, the Environmental Letters of Credit and the Workers Compensation
Letters of Credit.

          "Leverage Ratio" shall mean, as of any date of determination, the ratio, expressed as a percentage, of Funded
Debt to Total Capitalization for the Consolidated Companies.

          "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances under the Revolving Loan Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Advances, appearing on the Reuters Screen LIBO Page as of 11:00 AM (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Agent from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Intermet and the other Domestic Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

          "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

          "Loans" shall mean, collectively, the Revolving Loans and the Currency Loans.

          "Mandatory Reduction Date" shall have the meaning set forth in Section 2.04 hereof.

          "Margin Regulations" shall mean Regulation G,
Regulation T, Regulation U and Regulation X of the Board of
Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Material Subsidiary" shall mean (i) each Credit Party other than Intermet, (ii) Columbus Neunkirchen, and (iii) each other Subsidiary of Intermet, now existing or hereinafter established or acquired, that at any time prior to the Final Maturity Date, has or acquires gross assets equal to or in excess of 5% of Total Assets of the Consolidated Companies, or that accounted for or produced more than 5% of the Consolidated EBIT of Intermet on a consolidated basis during any of the three most recently completed fiscal years of Intermet, or that (x) holds any fixed assets material to the operations or business of Intermet or another Material Subsidiary, or (y) is otherwise material to the operations or business of Intermet or another Material Subsidiary.

          "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of Intermet to perform its obligations under this Agreement, (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents, or (iv) the perfection or priority of the Liens granted in favor of the Agent pursuant to the Security Documents.

          "Minimum Required Rating" shall mean (i) from Moody's, a long-term deposit rating of A1 or higher (or comparable rating in the event Moody's hereafter modifies its rating system for long-term deposits of commercial banks), and (ii) from S&P, a long-term deposit rating of A+ or higher (or comparable rating in the event S&P hereafter modifies its rating system for long-term deposits of commercial banks).

          "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Fixed Assets" shall mean, as of any date of determination, the net property, plant and equipment of the Consolidated Companies determined in accordance with GAAP and as reflected on the balance sheet of Intermet.

          "Note Purchase Agreement" shall mean that certain Note
Purchase Agreement dated as of December 11, 1992 by and between the Borrower and The Prudential Insurance Company of America, as amended, modified or supplemented.

          "Notes" shall mean, collectively, the Revolving Credit
Notes and the Currency Note.

          "Notice of Borrowing" shall have the meaning provided in Section 5.01(a)(i).

          "Notice of Continuation/Conversion" shall have the meaning provided in Section 5.01(b)(i).

          "Notice of Currency Borrowing" shall have the meaning provided in Section 5.01(a)(ii).

          "Notice of Currency Continuation/Conversion" shall have the meaning provided in Section 5.01(b)(ii).

          "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all Letter of Credit Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

          "Payment Office" shall mean (i) with respect to pay-ments of all other principal, interest, fees or other amounts re-lating to the Currency Loans, the office specified as the "Payment Office" for the Currency Lender on the signature page of the Currency Lender, or such other location as to which the Currency Lender shall have given written notice to Intermet and the Agent, and (ii) with respect to payments of principal, interest, fees or other amounts relating to the Revolving Loans, the Letter of Credit Obligations, and all other Obligations not described in the preceding clause (i), the office specified as the "Payment Office" for the Agent on the signature page of the Agent, or such other location as to which the Agent shall have given written notice to Intermet and the Lenders.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation, or any successor thereto.

          "PBM" shall mean PBM Industries, Inc.

          "Permitted Liens" shall mean those Liens expressly permitted by Section 9.02.

          "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

          "Pledge Agreement" shall mean, collectively, that certain Pledge and Security Agreement executed in favor of the Agent, substantially in the form of Exhibit F, providing for the grant of first-priority Liens on the Pledged Stock, as the same may be amended, restated or supplemented from time to time.

          "Pledged Stock" shall mean, collectively, 66% of the issued and outstanding capital stock, together with all warrants, stock options, and other purchase and conversion rights with respect to such capital stock, of each of Columbus Neunkirchen and all other Material Subsidiaries that are Foreign Subsidiaries directly owned by Intermet and/or owned by one or more other Subsidiaries organized in the United States.

          "Prior Credit Agreement" shall have the meaning set forth in the recitals hereof.

          "Pro Rata Share" shall mean, (i) with respect to each of the Revolving Loan Commitment and the Currency Loan Commitment of each Lender and each Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, and (ii) with respect to the Letter of Credit Commitments of each Domestic Lender, and the outstanding Letters of Credit, the Pro Rata Share of such Letter of Credit Commitments set forth under the name of such Domestic Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

          "Rating Agencies" shall mean, collectively, Moody's and S&P.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Required Lenders" shall mean at any time prior to the termination of the Commitments, Lenders holding at least 66-2/3% of the then aggregate amount of the Revolving Loan Commitments, the Currency Loan Commitment and the Letter of Credit Commitments, or, following the termination of the Commitments hereunder, Lenders holding at least 66-2/3% of the sum of the aggregate outstanding Loans and Letter of Credit Obligations.
For purposes of determining the percentage pursuant to this definition, the Dollar Equivalent of the Currency Loans or Currency Loan Commitment on the date of any such determination shall be utilized; provided, however, following the occurrence of an Event of Default, the Dollar Equivalent of such Currency Loans and Currency Loan Commitment shall be the Dollar Equivalent on the date of the occurrence of such Event of Default.

          "Requirement of Law" for any person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or substituted.

          "Revolving Loans" shall mean, collectively, the revolving credit loans made to Intermet by the Domestic Lenders pursuant to Section 2.01.

          "Revolving Loan Commitment" shall mean, at any time for any Domestic Lender, the amount of such commitment set forth opposite such Domestic Lender's name on the signature pages hereof, including the Environmental Letter of Credit Subfacility, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Sections 2.03 or 2.04, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

          "Security Documents" shall mean, collectively, the Guaranty Agreements, the Pledge Agreements, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

          "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

          "Subordinated Debt" shall mean other Indebtedness of Intermet subordinated to all obligations of Intermet or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agent and Required Lenders.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "Tax Code" shall mean the Internal Revenue Code of
1986, as amended and in effect from time to time.

          "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "Total Assets" shall mean the total assets of the Consolidated Companies, determined in accordance with GAAP.

          "Total Capitalization" shall mean the sum of Funded
Debt and Consolidated Net Worth of the Consolidated Companies.

          "Total Commitment" shall mean, for any Lender, such Lender's Revolving Loan Commitment or Currency Loan Commitment, as the case may be, plus its Letter of Credit Commitment, and "Total Commitments" shall mean, for all Lenders at any time, the sum of the Total Commitment of all Lenders.

          "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Euro Advances.

          "Workers Compensation Letters of Credit" shall mean the letters of credit issued pursuant to Article IV hereof by the Agent for the account of Intermet for the sole purpose of supporting certain obligations of Intermet with respect to workers compensation insurance, provided that the stated amount of such Workers Compensation Letters of Credit shall not exceed, at any time outstanding, the amount of the Letter of Credit Facility.

          "Workers Compensation Letter of Credit Obligations" shall mean, with respect to Workers Compensation Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Workers Compensation Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Workers Compensation Letters of Credit honored by the Agent not theretofore reimbursed by Intermet.

          Section 1.02. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in Section 8.08, Article IX, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 7.14 unless and until

Intermet and the Required Lenders enter into an agreement with respect thereto in accordance with Section 12.13.

          Section 1.03. Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

          Section 1.04.  Exhibits and Schedules.  All Exhibits
and Schedules attached hereto are by reference made a part hereof.


                           ARTICLE II.

       REVOLVING LOANS AND ENVIRONMENTAL LETTERS OF CREDIT

          Section 2.01.  Revolving Loan Commitment; Use of
Proceeds.

          (a) Subject to and upon the terms and conditions herein set forth, each Domestic Lender severally agrees to make to Intermet from time to time on and after the Closing Date, but prior to the Final Maturity Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed such Lender's Revolving Loan Commitment minus such Lender's Environmental Letter of Credit Exposure. Intermet shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

          (b) Each Revolving Loan shall, at the option of Intermet, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $1,000,000 or a greater integral multiple of $100,000, provided that each Borrowing of Revolving Loans comprised of Base Rate Ad-vances shall be not less than $250,000 or a greater integral mul-tiple of $1000. At no time shall the number of Borrowings out-standing under this Article II exceed nine; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Facility shall be considered as one Borrowing.

          (c) The proceeds of Revolving Loans shall be used solely for the following purposes:

          (i) On the Closing Date all amounts outstanding pursuant to the Revolving Loan Commitments under the Prior

     Credit Agreement and the Environmental Letters of Credit issued thereunder shall be deemed to be outstanding hereunder and the Domestic Lenders shall make and receive such payments as the Agent shall direct to pay out the exiting lenders under the Prior Credit Agreement and to adjust the Pro Rata Shares of the Lenders to reflect the terms of this Agreement; and

          (ii) All other amounts shall be used as working capital and for other general corporate purposes, including acquisitions, the repayment of Indebtedness and capital expenditures of the Consolidated Companies.

          Section 2.02.  Notes; Repayment of Principal.

          (a) Intermet's obligations to pay the principal of, and interest on, the Revolving Loans to each Domestic Lender shall be evidenced by the records of the Agent and such Domestic Lender and by the Revolving Credit Note payable to such Domestic Lender (or the assignor of such Lender) completed in conformity with this Agreement.

          (b) All outstanding principal amounts under the Revolving Loans shall be due and payable in full on the Final
Maturity Date.

          Section 2.03. Voluntary Reduction of Revolving Loan Commitments. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Agent, Intermet shall have the right, without premium or penalty, to terminate the Revolving Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitments of each of the Domestic Lenders, (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and
(iii) no such reduction shall be permitted which would require a prepayment that is not permitted by Section 5.06. If the aggregate outstanding amount of the Revolving Loans plus Environmental Letter of Credit Obligations exceeds the amount of the Revolving Loan Commitments as so reduced, Intermet shall immediately repay the Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 5.12 hereof, and, if the outstanding Environmental Letter of Credit Obligations still exceed the reduced amount of the Revolving Loan Commitments, Intermet shall cash-collateralize, to the extent of such excess, the Environmental Letter of Credit Obligations on terms and conditions satisfactory to the Agent.

          Section 2.04. Mandatory Reduction of Revolving Loan Commitments. In addition to the voluntary reductions of the Revolving Loan Commitments permitted pursuant to Section 2.03 hereof, the Revolving Loan Commitments shall automatically be reduced, proportionately and permanently on each of the following dates (the "Mandatory Reduction Dates"), by an aggregate amount equal to the amount set forth opposite such date:

Mandatory Reduction       Amount of
       Date               Reduction
___________________       ____________
August 31, 1996           $ 5,000,000
August 31, 1997           $10,000,000


provided, however, that if the Revolving Loan Commitments have previously been reduced by such amount prior to the respective Mandatory Reduction Date pursuant to Section 2.03 hereof, no further reduction shall be required. To the extent that the sum of the Borrowings outstanding under the Revolving Loan Commitments plus the Environmental Letter of Credit Obligations are in excess of the reduced amount of the Revolving Loan Commitments on such Mandatory Reduction Date, Intermet shall immediately repay any such excess Borrowings and, if the outstanding Environmental Letter of Credit Obligations still exceed the reduced amount of the Revolving Loan Commitments, shall cash-collateralize, to the extent of such excess, the Environmental Letter of Credit Obligations on terms and conditions satisfactory to the Agent.

          Section 2.05. Environmental Letter of Credit Subfacility; Deemed Issuance of Environmental Letters of Credit. On the Closing Date, the Environmental Letters of Credit shall be deemed to have been issued hereunder and shall be subject to the terms hereof. In no event shall any Environmental Letter of Credit issued by the Agent have an expiration date (or be extended so that it will expire) later than the Final Maturity Date except for provisions that such Letter of Credit must stay in place during any ongoing compliance procedures of the Commonwealth of Virginia.

          Section 2.06.  Responsibilities of Agent; Purchase of
Participation Interests in Environmental Letter of Credit.

          (a) In determining whether to pay under any Environmental Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit.

          (b) As of the Closing Date, each Domestic Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in each Environmental Letter of Credit and any drawing thereunder in an amount equal to such Domestic Lender's Pro Rata Share of the Revolving Loan Commitments multiplied by the face amount of each Environmental Letter of Credit. Upon issuance and amendment or extension of any Environmental Letter of Credit, the Agent shall provide a copy of each such Environmental Letter of Credit issued, amended or extended hereunder to each of the Domestic Lenders.

          Section 2.07.  Payment of Amounts drawn under
Environmental Letter of Credit.

          (a) In the event of any request for a drawing under any Environmental Letter of Credit by the beneficiary thereof, the Agent shall notify Intermet and the Domestic Lenders on or before the date on which the Agent intends to honor such drawing, and Intermet shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing, provided that anything contained in this Agreement to the contrary notwithstanding, unless Intermet shall have notified the Agent prior to 11:00 AM (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is honored, that Intermet intends to reimburse the Agent for the amount of such drawing in funds other than the proceeds of Revolving Loans, Intermet shall be deemed to have timely given a Notice of Borrowing to the Agent requesting Revolving Loans which are Base Rate Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing, and the Domestic Lenders shall by 1:00 P.M. (Atlanta, Georgia time) on the date of such drawing, make Revolving Loans which are Base Rate Advances in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse itself for the amount of such drawing, provided that for the purposes solely of such borrowing, the conditions and precedents set forth in Sections 6.01 and 6.02 shall not be applicable, and provided further that if for any reason proceeds of the Revolving Loans are not received by the Agent on such date in the amount equal to the amount of such drawing, Intermet shall reimburse the Agent on the Business Day immediately following the date of such drawing in an amount, in Dollars and immediately available funds, equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on the amount at the applicable rate of interest for Base Rate Advances which are Revolving Loans. Any Revolving Loans made as Base Rate Advances pursuant to this subsection (a) may be converted into Advances of another Type at any time upon compliance with Section 5.01(b).

          (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Environmental Letter of Credit or portion thereof remains outstanding on the Final Maturity Date, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Final Maturity Date which amount shall be held by the Agent as cash collateral for its remaining obligations pursuant to such Environmental Letters of Credit. In the event that Intermet is unable to provide the evidence of the termination of any Letter of Credit required by subsection (d) below by the Final Maturity Date, such Environmental Letter of Credit will be deemed to be outstanding hereunder.

          (c) To the extent permitted by the applicable regulations of the Commonwealth of Virginia, Intermet agrees, upon the request of the Agent, to seek a decrease in the face amount of the outstanding Environmental Letters of Credit.

          (d) Intermet agrees, upon the request of the Agent, to use its best efforts to deliver to the Agent (i) a certificate or other document from the applicable department or agency of the Commonwealth of Virginia stating that there is no environmental compliance proceeding against Intermet or its Subsidiaries which would prevent the expiration or termination of any Environmental Letter of Credit, or (ii) other evidence satisfactory to the Agent that each of the Environmental Letters of Credit has been terminated.

          Section 2.08. Payment by Domestic Lenders. In the event that Intermet shall fail to reimburse the Agent as provided in Section 2.07 by borrowing Revolving Loans, or otherwise providing an amount equal to the amount of any drawing honored by the Agent pursuant to any Environmental Letter of Credit issued by it, the Agent shall promptly notify each Domestic Lender of the unreimbursed amount of such drawing and of such Domestic Lender's respective participation therein. Each Domestic Lender shall make available to the Agent an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (Atlanta, Georgia time) on the Business Day after the date notified by the Agent. In the event that any such Domestic Lender fails to make available to the Agent the amount of such Domestic Lender's participation in such Environmental Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Domestic Lender together with interest as provided for in Section 5.02(c). The Agent shall distribute to each other Domestic Lender which has paid all amounts payable under this Section with respect to any Environmental Letter of Credit, such Domestic Lender's Pro Rata Share of all payments received by the Agent from Intermet in reimbursement of drawings honored by the Agent under such Environmental Letter of Credit when such payments are received.

                           ARTICLE III

                          CURRENCY LOANS

          Section 3.01.  Currency Loan Commitment; Use of
Proceeds.

          (a) Subject to and upon the terms and conditions herein set forth, the Currency Lender agrees to make to Intermet from time to time on and after the Closing Date, but prior to the Final Maturity Date, Currency Loans in an aggregate amount outstanding at any time not to exceed the Currency Loan Commitment. Intermet shall be entitled to repay and reborrow Currency Loans in accordance with the provisions hereof.

          (b) Each Currency Loan shall, at the option of Intermet, be made or continued as, or converted into, part of one or more Borrowings, that shall consist entirely of Base Rate Advances or Eurocurrency Advances. The aggregate principal amount of each Borrowing of Currency Loans shall be not less than DM 1,000,000 or a greater integral multiple of DM 100,000.

          (c) The proceeds of the Currency Loans shall be used solely for the following purposes:

               (i)  On the Closing Date, all Currency Loans
          outstanding pursuant to Prior Credit Agreement shall be deemed to be outstanding hereunder; and

               (ii) All other amounts shall be used as working capital and other general corporate purposes of the Foreign Subsidiaries.

          Section 3.02  Notes; Repayment of Principal.

          (a) Intermet's obligation to pay the principal of, and interest on, the Currency Loans to the Currency Lender shall be evidenced by the records of the Agent and the Currency Lender and by the Currency Note payable to the Currency Lender completed in conformity with this Agreement.

          (b) All outstanding principal amounts under the Currency Loans shall be due and payable in full on the Final
Maturity Date.

          Section 3.03 Voluntary Reduction of Currency Loan Commitments. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Currency Lender and the Agent, Intermet shall have the right, without premium or penalty, to terminate the Currency Loan Commitments, in part or in whole, provided that any partial termination pursuant to this Section 3.03 shall be in an amount of at least DM 1,000,000 and integral multiples of DM 100,000, and (ii) no such reduction shall be permitted which would require a prepayment that is not permitted by Section 5.06. If the aggregate outstanding amount of the Currency Loans exceeds the amount of the Currency Loan Commitment as so reduced, Intermet shall immediately repay the Currency Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount.


                            ARTICLE IV

                    LETTER OF CREDIT FACILITY

          Section 4.01. Letter of Credit Facility. Subject to, and upon the terms and conditions, and in reliance upon the representations and warranties of Intermet set forth in this Agreement, each of the Domestic Lenders hereby establishes its Letter of Credit Commitment in favor of Intermet whereby the Domestic Lenders agree to purchase participation interests in an amount not to exceed such Domestic Lender's Letter of Credit Commitment in Workers Compensation Letters of Credit issued by the Agent on behalf of Intermet pursuant hereto. Intermet may request, in accordance with the provisions of this Section 4.01 and Section 4.02 and the other terms of this Agreement, that on and after the Closing Date but prior to the Final Maturity Date, the Agent issue a Workers Compensation Letter or Letters of Credit for the account of Intermet in support of certain contingent obligations of Intermet or its Subsidiaries relating to worker's compensation insurance; provided that the application for such Workers Compensation Letters of Credit issued by the Agent shall be in the form substantially identical to Exhibit D attached hereto, provided further that (i) no Workers Compensation Letter of Credit shall have an expiration date that is later than one year after the date of issuance thereof (provided that a Workers Compensation Letter of Credit may provide that it is extendible for consecutive one year periods);
(ii) in no event shall any Workers Compensation Letter of Credit issued by the Agent have an expiration date (or be extended so that it will expire) later than the Final Maturity Date; (iii) no more than eight (8) Workers Compensation Letters of Credit issued by the Agent shall be outstanding hereunder at any one time; and
(iv) Intermet shall not request that the Agent issue any Workers Compensation Letter of Credit, if, after giving effect to such issuance, the aggregate Workers Compensation Letter of Credit Obligations would exceed the Letter of Credit Facility.

          Section 4.02.  Notice of Issuance of Workers
Compensation Letter of Credit; Agreement to Issue.

          (a) Whenever Intermet desires the issuance of a Workers Compensation Letter of Credit, it shall, in addition to any application and documentation procedures required by the Agent for the issuance of such Workers Compensation Letter of

Credit, deliver to the Agent a written notice no later than 11:00 AM (Atlanta, Georgia time) at least five (5) days in advance of the proposed date of issuance and the Agent shall promptly forward a copy of such notice to each of the Domestic Lenders. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Workers Compensation Letter of Credit; (iii) the expiration date of the Workers Compensation Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Workers Compensation Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Workers Compensation Letter of Credit which would require the Agent to make payment under the Workers Compensation Letter of Credit, provided that the Agent may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Workers Compensation Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 AM (Atlanta, Georgia time). In determining whether to pay under any Workers Compensation Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Workers Compensation Letter of Credit have been delivered, and that they comply on their face with the requirements of the Workers Compensation Letter of Credit. Promptly after receiving the notice of issuance of a Workers Compensation Letter of Credit, the Agent shall notify each Domestic Lender of such Domestic Lender's respective participation therein, determined in accordance with its respective Pro Rata Share of the Letter of Credit Commitments.

          (b) The Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of Intermet a Workers Compensation Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice required by Section 4.02(a). Immediately upon the issuance of each Workers Compensation Letter of Credit, each Domestic Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such Workers Compensation Letter of Credit and any drawing thereunder in an amount equal to such Domestic Lender's Pro Rata Share of the Letter of Credit Commitments multiplied by the face amount of such Letter of Credit. Upon issuance and amendment or extension of any Workers Compensation Letter of Credit, the Agent shall provide a copy of each such Workers Compensation Letter of Credit issued, amended or extended hereunder to each of the Domestic Lenders.

          (c) As of the Closing Date, each of the Workers Compensation Letters of Credit set forth on Schedule 8.01(b) shall be deemed to have been issued by the Agent in accordance with the terms hereof, each of the Domestic Lenders shall be deemed to have purchased a participation in the such Workers Compensation Letters of Credit in an amount equal to such Domestic Lender's Pro Rata Share of the Letter of Credit Commitments multiplied by the face amount thereof, and such Letters of Credit shall be governed by the terms hereof.


          Section 4.03.  Payment of Amounts drawn under Letter of
Credit Facility.

          (a) In the event of any request for a drawing under any Workers Compensation Letter of Credit by the beneficiary thereof, the Agent shall notify Intermet and the Domestic Lenders on or before the date on which the Agent intends to honor such drawing, and Intermet shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing.

          (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Workers Compensation Letter of Credit or portion thereof remains outstanding on the Final Maturity Date, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Workers Compensation Letters of Credit on the Final Maturity Date which amount shall be held by the Agent as cash collateral for its remaining obligations pursuant to such Workers Compensation Letters of Credit.

          Section 4.04. Payment by Domestic Lenders. In the event that Intermet shall fail to reimburse the Agent as provided in Section 4.03, the Agent shall promptly notify each Domestic Lender of the unreimbursed amount of such drawing and of such Domestic Lender's respective participation therein. Each Domestic Lender shall make available to the Agent an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (Atlanta, Georgia time) on the Business Day after the date notified by the Agent. In the event that any such Domestic Lender fails to make available to the Agent the amount of such Domestic Lender's participation in such Workers Compensation Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Domestic Lender together with interest as provided for in Section 5.02. The Agent shall distribute to each other Domestic Lender which has paid all amounts payable under this Section with respect to any Workers Compensation Letter of Credit, such Domestic Lender's Pro Rata Share of all payments received by the Agent from Intermet in reimbursement of drawings honored by the Agent under such Workers Compensation Letter of Credit when such payments are received.

                            ARTICLE V.

             GENERAL LOAN AND LETTER OF CREDIT TERMS

          Section 5.01.  Funding Notices.

          (a) (i) Whenever Intermet desires to make a Borrowing with respect to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(i)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 AM (local time for the Agent) at its Payment Office (x) one Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances, and (y) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 AM shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

          (ii) Whenever Intermet desires to make a Borrowing under the Currency Loan Commitment (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(ii)), it shall give the Currency Lender and the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Currency Borrowing"), such Notice of Currency Borrowing to be given prior to 11:00 AM (local time for the Currency Lender) at the respective Payment Offices of the Currency Lender and the Agent, (x) one Business Day prior to the date of such Borrowing in the case of Base Rate Advances, and
(y) three Business Days prior to the requested date of such Borrowing in the case of Eurocurrency Advance. Notices received after 11:00 AM shall be deemed received on the next Business Day. Each Notice of Currency Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), whether such Borrowing is to consist of a Base Rate Advance or a Eurocurrency Advance and (in the case of a Eurocurrency Advance) the Interest Period applicable thereto.

          (b) (i) Whenever Intermet desires to convert all or a portion of an outstanding Borrowing under the Revolving Loan Commitments, which Borrowing consists of Base Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 AM (local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued Eurodollar Advances and, if so, the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Intermet shall have failed to deliver the Notice of Conversion/Continuation, Intermet shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Intermet has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

          (ii) Whenever Intermet desires to convert all or a portion of an outstanding Borrowing under the Currency Loan Commitment, which Borrowing consists of Base Rate Advances or Eurocurrency Advances, into one or more Borrowings consisting of another Type, or to continue outstanding a Borrowing consisting of Eurocurrency Advances for a new Interest Period, it shall give the Currency Lender and the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing which shall be converted into or continued as Eurocurrency Advances. Such notice (a "Notice of Currency Continuation/Conversion") shall be given prior to 11:00 AM (local time for the Currency Lender) at its Payment Office on the date specified with a copy to the Agent at its Payment Office. Each such Notice of Currency Continuation/Conversion shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, and in the case of Eurocurrency Advances, the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Intermet shall have failed to deliver the Notice of Currency Continuation/Conversion, Intermet shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurocurrency Advances. No conversion of any Borrowing into Eurocurrency Advances shall be permitted except on the last day of the Interest Period in respect thereof.

          (c) Without in any way limiting Intermet's obligation to confirm in writing any telephonic notice, the Agent and the Currency Lender may act without liability upon the basis of telephonic notice believed by the Agent or the Currency Lender in good faith to be from Intermet prior to receipt of written confirmation. In each such case, Intermet hereby waives the right to dispute the Agent's and the Currency Lender's record of the terms of such telephonic notice.

          (d) The Agent shall promptly give each Domestic Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 5.01 with respect to the Revolving Loan Commitments.

          Section 5.02.  Disbursement of Funds.

          (a) No later than 11:00 AM (local time for the Agent) on the date of each Borrowing pursuant to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(i)), each Domestic Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Intermet the aggregate of the amounts (if any) so made available by the Domestic Lenders to the Agent in a timely manner by crediting such amounts to Intermet's demand deposit account maintained with the Agent or at Intermet's option, effecting a wire transfer of such amounts to Intermet's account specified by the Agent, by the close of business on such Business Day. In the event that the Domestic Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Intermet in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (b) No later than 11:00 AM (local time for the Currency Lender) on the date of each Borrowing with respect to the Currency Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(ii)), the Currency Lender will make available the amount of such Borrowing in immediately available funds at its Payment Office no later than 11:00 AM (local time for the Currency Lender), on the date of each Borrowing pursuant to the Currency Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(ii)).

          (c) Unless the Agent shall have been notified by any Domestic Lender prior to the date of a Borrowing that such Domestic Lender does not intend to make available to the Agent such Domestic Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Domestic Lender has made such amount available to the Agent on such date and the Agent may make available to Intermet a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Domestic Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Domestic Lender together with interest at the Federal Funds Rate. If such Domestic Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Intermet, and Intermet shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 5.12 hereof. Nothing in this subsection shall be deemed to relieve any Domestic Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Intermet may have against any Domestic Lender as a result of any default by such Domestic Lender hereunder.

          (d)  All Borrowings under the Revolving Loan
Commitments shall be loaned by the Domestic Lenders on the basis of their Pro Rata Share of the Revolving Loan Commitments. All Borrowings under the Currency Loan Commitments shall be loaned by the Currency Lender. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

          Section 5.03.  Interest.

          (a) Intermet agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

          (i) For Base Rate Advances--The Base Rate in effect from time to time; or

          (ii) For Eurodollar Advances--The relevant Adjusted
     LIBO Rate plus the Applicable Margin.

          (b) Intermet agrees to pay interest in respect of all unpaid principal amounts of the Currency Loans made to Intermet from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

          (i) For Base Rate Advances - The Base Rate in effect from time to time; or

          (ii) For Eurocurrency Advances - The relevant Adjusted
     FIBO Rate plus the Applicable Margin.

          (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans and Currency Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

          (i) in the case of overdue principal and interest with respect to all Loans outstanding as Euro Advances, at the rate otherwise applicable for the then-current Interest Pe-riod plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

          (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate
     Advances, and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional two percent (2.0%) per annum;


          (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan.
Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each calendar quarter of Intermet in each year. Interest on all outstanding Euro Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Euro Advances having an Interest Period in excess of three months (in the case of Euro Advances), on each day which occurs every 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

          (e) The Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (con-firmed in writing) or in writing Intermet and the other Domestic Lenders. The Currency Lender, upon determining the Adjusted FIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Intermet and the Agent. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

          Section 5.04. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of Euro Advances, Intermet shall select an interest period (each an "Interest Period") to be applicable to such Euro Advances, which Interest Period shall in the case of (y) Eurodollar Advances, be either a 1, 2, 3 or 6 month period, and (z) in the case of Currency Advances, be either a 3 or 6 month period; provided that:

          (i) The initial Interest Period for any Borrowing of Euro Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Euro Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) Any Interest Period in respect of Euro Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month;

          (iv) No Interest Period shall extend beyond any Commitment Reduction Date unless the aggregate principal amount of Revolving Loans that are Base Rate Advances, or that have Interest Periods which will expire on or before such Mandatory Reduction Date, is equal to or in excess of the amount of any principal payment to be made on such date;

          (v) No Interest Period with respect to the Loans shall extend beyond the Final Maturity Date.

          Section 5.05.  Fees.

          (a) On the Closing Date, Intermet shall pay to the Agent, for the benefit of each Lender a facility fee (the
"Facility Fee") in the amount of 0.15% of the Total Commitment of each Lender.

          (b) Intermet shall pay to the Agent, for the account of and distribution of the respective Pro Rata Share to each Domestic Lender, a commitment fee for the period commencing on the Closing Date to and including the Final Maturity Date, com-puted at a rate equal to three-eighths of one percent (0.375%) per annum on the average daily unused portion of the Total Commitments of such Lenders, such fee being payable quarterly in arrears on the date which is five days following the last day of each fiscal quarter of Intermet and on the Final Maturity Date; provided that, on any date that the Applicable Margin applicable to the Revolving Loans is less than one percent (1.0%) per annum, the commitment fee payable pursuant to this subsection (b) shall be computed at a rate equal to one quarter of one percent (0.25%) per annum.

          (c) Intermet shall pay to the Currency Lender, a commitment fee for the period commencing on the Closing Date to and including the Final Maturity Date, computed at a rate equal to three-eighths of one percent (0.375%) per annum on the average daily unused portion of the Currency Loan Commitment of such Currency Lender, such fee being payable quarterly in arrears on the date which is five days following the last day of each fiscal quarter of Intermet, and on the Final Maturity Date; provided that, on any date that the Applicable Margin applicable to the Currency Loans is less than one percent (1.0%) per annum, the commitment fee payable pursuant to this subsection (c) shall be computed at a rate equal to one quarter of one percent (0.25%) per annum.

          (d) Intermet agrees to pay to the Agent, for the account of the Domestic Lenders, a letter of credit fee equal to the Applicable Margin applicable to Revolving Loans multiplied by the daily average amount of Letter of Credit Obligations (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable by Intermet quarterly, in arrears, on the date which is five days following the last day of each fiscal quarter of Intermet, and on the Final Maturity Date.

          (e) Intermet shall pay to the Agent fees for its administrative services in the respective amounts and on the dates as previously agreed in writing by Intermet with the Agent.

          Section 5.06.  Voluntary Prepayments of Borrowings.

          (a) Intermet may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $250,000 or any greater integral multiple of $1,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Euro Advances may be prepaid, at Intermet's option, in whole, or from time to time in part, in the respective minimum amounts and multiples set forth in Section 2.01(b) with respect to the

Revolving Loan Commitments and Section 3.01(b) with respect to the Currency Loans, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section
5.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 5.06(c) below.

          (b) Intermet shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Revolving Loans (i) not less than one Business Day prior to any prepayment of Base Rate Advances, and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Intermet shall give written notice (or telephonic notice confirmed in writing) to the Currency Lender and the Agent of any intended prepayment of the Currency Loans
(i) not less than one Business Day prior to any prepayment of Base Rate Advances, and (ii) not less than three Business Days prior to any prepayment of Eurocurrency Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Agent shall promptly notify each Domestic Lender of the contents of such notice and of such Domestic Lender's share of such prepayment.

          (c) Intermet, when providing notice of prepayment pursuant to Section 5.06(b) may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Euro Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by Intermet, the Agent or, with respect to the Currency Loans, the Currency Lender, shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

          Section 5.07.  Payments, etc.

          (a) (i) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Agent not later than 11:00 AM (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

          (ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the Currency Loans and the Currency Notes shall be made without defense, set-off or counterclaim to the Currency Lender at its Payment Office not later than 11:00 AM (local time for such Currency Lender) on the date when due and in immediately available funds in the Currency, or at any other location of the Currency Lender as the Currency Lender may specify in writing to Intermet not later than Noon (local time for the Currency Lender) on the Business Day prior to the Business Day such payment is due. All payments of principal, interest and fees with respect to the Currency Loans shall be made in the Currency.

          (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, Intermet agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 5.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Intermet will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Intermet. Intermet will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

          (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Intermet and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S.

Federal withholding tax on interest paid by Intermet hereunder) and to provide to Intermet and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of Intermet, shall so inform Intermet in writing.

          (iii) Intermet shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Intermet to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof.

          (c) Subject to Section 5.04(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Base Rate Advances shall be computed on the basis of a year of 365 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Euro Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent or the Currency Lender of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

          (e) Payment by Intermet to the Agent in accordance with the terms of this Agreement shall, as to Intermet, constitute payment to the Domestic Lenders under this Agreement.

          Section 5.08.  Interest Rate Not Ascertainable, etc.
In the event that the Agent, in the case of the Adjusted LIBO Rate, and the Currency Lender in the case of the Adjusted FIBO Rate, shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate or Adjusted FIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Frankfurt interbank market, as the case may be, or the Agent's or Currency Lender's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate or Adjusted FIBO Rate, as the case may be, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Intermet and to the Domestic Lenders, or the Currency Lender shall forthwith give notice (by telephone confirmed in writing) to Intermet and the Agent, of such determination and a summary of the basis for such determination. Until the Agent or the Currency Lender, as the case may be, notifies Intermet that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans or Currency Loans to remain out-standing past the last day of the then current Interest Periods as Euro Advances shall be suspended, and such affected Advances shall bear the same interest at the Base Rate (or at such other rate of interest per annum as Intermet and each of the Agent and the Lenders shall have agreed to in writing).

          Section 5.09.  Illegality.

          (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Euro Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Intermet and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

          (b) Upon the giving of the notice to Intermet referred to in subsection (a) above, (i) Intermet's right to request and such Lender's obligation to make Euro Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Euro Advances, bearing interest at the Base Rate (or at such other rate of interest per annum as Intermet and each of the Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and
(ii) if the affected Euro Advance or Advances are then outstanding, Intermet shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Euro Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 5.09(b).

          Section 5.10.  Increased Costs.

          (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

          (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Euro Advances or its obligation to make Euro Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Euro Advances or its obligation to make Euro Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

          (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Euro Advances or its obligation to make Euro Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the Frankfurt interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Euro Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances, or the applicable Adjusted FIBO Rate for Eurocurrency Advances), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Intermet shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of
Section 5.07(b)), upon written notice from and demand by such Lender on Intermet (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Domestic Lender or to the Currency Lender, if applicable, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Intermet and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (b) If any Domestic Lender shall advise the Agent that at any time, because of the circumstances described in clauses
(x) or (y) in Section 5.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, the Adjusted LIBO Rate as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its Euro Advances, then, and in any such event:

          (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Intermet and to the other
     Domestic Lenders of such advice;

          (ii) Intermet's right to request and such Domestic Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods Eurodollar Advances, as the case may be, shall be immediately suspended; and

          (iii) such Domestic Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, as the case may be, bearing interest at the Base Rate (or at such other rate of interest per annum as Intermet and each of the Agent and the Lenders shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

               Section 5.11.  Lending Offices.

          (a) Each Lender agrees that, if requested by Intermet, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Euro Advances affected by the matters or circumstances described in Sections 5.07(b), 5.08,
5.09 or 5.10 to reduce the liability of Intermet or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 5.11 shall affect or postpone any of the obligations of Intermet or any right of any Lender provided hereunder.

          (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Intermet thereafter pursuant to Section 5.07(b), such Lender shall use reasonable efforts to furnish Intermet notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Intermet from its obligations to such Lender pursuant to Section 5.07(b) or otherwise result in any liability of such Lender.

          Section 5.12. Funding Losses. Intermet shall compensate each Lender, upon its written request to Intermet (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Euro Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Euro Advances to Intermet does not occur on the date specified therefor in a Notice of Borrowing, Notice of Currency Borrowing, Notice of Conversion/Continuation, or Notice of Currency Continuation/Conversion (whether or not withdrawn),
(ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 5.09(b)) of any Euro Advances to Intermet occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Intermet defaults in its obligation to repay its Euro Advances when required by the terms of this Agreement.

          Section 5.13. Failure to Pay in Appropriate Currency. If Intermet is unable for any reason to effect payment of a Currency Loan or any other payment to be made to the Currency Lender hereunder in the Currency as required by
Section 5.07(a)(ii) or if Intermet shall default in the payment when due of any payment in German marks, the Currency Lender may, at its option, require such payment to be made to the Currency Lender in the Dollar Equivalent of the Currency at the Currency Lender's Payment Office. In any such case, Intermet agrees to hold the Currency Lender harmless from any loss incurred by the Currency Lender arising from any change in the value of Dollars in relation to the Currency between the date such payment became due and the date of payment thereof.

          Section 5.14. Assumptions Concerning Funding of Euro Advances. Calculation of all amounts payable to a Lender under this Article V shall be made as though that Lender had actually funded its relevant Euro Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Euro Advances in an amount equal to the amount of the Euro Advances and having a maturity comparable to the relevant Interest Period and, in the case of Eurodollar Advances, through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Euro Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.

          Section 5.15. Apportionment of Payments. Aggregate principal and interest payments in respect of Loans and payments in respect of facility fees and commitment fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its payment office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Agent.

          Section 5.16. Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders (other than, prior to the termination of the Commitments following the occurrence of an Event of Default, payments of principal, interest and fees with respect to the Currency Loans which are payable solely to the Currency Lender), such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Intermet agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Intermet in the amount of such participation.

          Section 5.17. Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Intermet shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 5.17 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Intermet by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

          Section 5.18.  Benefits to Guarantors.  In
consideration for the execution and delivery by the Guarantors of their Guaranty Agreement, Intermet agrees to make the benefit of extensions of credit hereunder available to the Guarantors.

          Section 5.19.  Limitation on Certain Payment Obliga-
tions.

          (a) Each Lender or Agent shall make written demand on Intermet for indemnification or compensation pursuant to Section
5.07 no later than 90 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and
(ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

          (b) Each Lender or Agent shall make written demand on Intermet for indemnification or compensation pursuant to Sections
5.12 and 5.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

          (c) Each Lender or Agent shall make written demand on Intermet for indemnification or compensation pursuant to Sections
5.09 and 5.17 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

          (d) In the event that the Lenders or Agent fail to give Intermet notice within the time limitations prescribed in
(a) or (b) above, Intermet shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agent fail to give Intermet notice within the time limitation prescribed in (c) above, Intermet shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

          Section 5.20. Letter of Credit Obligations Absolute. The obligation of Intermet to reimburse the Agent for drawings made under Letters of Credit issued for the account of Intermet and the Domestic Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

          (a) Any lack of validity or enforceability of any Letter of Credit;

          (b) The existence of any claim, set-off, defense or other right which Intermet or any Subsidiary or Affiliate of Intermet may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Domestic Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between Intermet or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of Intermet to seek relief against any beneficiary, transferee, Domestic Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

          (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

          (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 5.20 shall prevent an action against the Agent for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit.

          Section 5.21.  Indemnification; Nature of Agent's
Duties with Respect to Letters of Credit.

          (a) In addition to amounts payable elsewhere provided in this Agreement, without duplication, Intermet hereby agrees to protect, indemnify, pay and save the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Agent may incur or be subject to as a consequence, direct or indirect, of
(i) the issuance of any Letter of Credit for the account of Intermet, other than as a result of the gross negligence or willful misconduct of the Agent; (ii) the failure of the Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority; or
(iii) any confirmation of any Letter of Credit obtained by the Agent with the consent of Intermet.

          (b) As between Intermet and the Agent, Intermet assumes all risk of the acts and omissions of, or misuse of, the Letters of Credit issued by the Agent, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence and willful misconduct of the Agent. In furtherance and not in limitation of the foregoing but subject to the exception for the Agent's gross negligence or willful misconduct set forth above, the Agent shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such

Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent.


          Section 5.22.  Additional Payments with Respect to
Letter of Credit; Illegality.

          (a) If by reason of (x) any change in applicable law, regulation, rule, regulatory requirement, guideline, request or directive, whether or not having the force of law, or any change in the interpretation or application thereof by any judicial or other applicable governmental or regulatory authority, (y) compliance by any Domestic Lender in good faith with any direction, request or monetary authority including, without limitation, Regulation D:

               (i) such Domestic Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under Articles II, IV or V, whether directly or by such being imposed on or suffered by such Domestic Lender;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by Agent or any participations purchased by such Domestic Lender in any Letter of Credit (or in respect of such Domestic Lender's commitment to purchase such a participation); or

               (iii)     there shall be imposed on the Agent or
          any such Domestic Lender any other condition regarding this Article V, any Letter of Credit or any participation therein;

     and the result of the foregoing is to directly or indirectly increase the cost to Agent or such Domestic Lender of committing to issue, purchase, purchasing or maintaining any participation in any Letter of Credit, or to reduce the amount receivable in respect thereof by Agent or such
Domestic Lender, then and in any such case such Domestic Lender may, without duplication of any payments required to be made pursuant to this Agreement, at any time after the additional cost is incurred or the amount received is reduced, notify Intermet and Intermet shall pay to the Agent or such Domestic Lender within five (5) Business Days of written demand therefor, such additional amounts as shall be required to compensate Agent or such Domestic Lender for such increased costs or reduction in amounts receivable hereunder (a written notice as to additional amounts owing Agent or such Domestic Lender showing the basis for the calculation thereof, submitted to Intermet by Agent or such Domestic Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto).

          (b) Notwithstanding any other provision contained in this Agreement, the Agent shall not be obligated to issue any Letter of Credit, nor shall any Domestic Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Agent or such Domestic Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Domestic Lender to purchase such participation, such Domestic Lender shall have notified the Agent to such effect at least three (3) Business Days' prior to the issuance thereof by the Agent, which notice shall relieve the Agent of its obligation to issue such Letter of Credit pursuant to Section 4.01 and Section
4.02 hereof.

          Section 5.23.  Failure to Maintain Minimum Required
Rating.    If any Domestic Lender has either (A) had its long-
term deposit rating reduced below the Minimum Required Rating by either Rating Agency, or (B) in the case of a Domestic Lender that is a party to this Agreement on the Closing Date and has, on such date, a long-term deposit rating from the Rating Agencies below the applicable Minimum Required Rating, such Domestic Lender has received from either Rating Agency a reduction in its long-term deposit rating from the rating in effect on the Closing Date, such Domestic Lender, will, upon the request of the Agent, assign its Letter of Credit Commitment and all of its right, title and interest in and to any Letters of Credit outstanding thereunder, to an Eligible Assignee designated by the Agent and acceptable to Intermet in accordance with the terms of this Agreement.

                           ARTICLE VI.

                     CONDITIONS TO BORROWINGS

          The obligations of each Lender to make Advances to Intermet and to issue Letters of Credit for the account of Intermet hereunder is subject to the satisfaction of the follow-ing conditions:

          Section 6.01. Conditions Precedent to Initial Loans and Letters of Credit. On the Closing Date, all obligations of Intermet hereunder incurred prior to such date (including, without limitation, Intermet's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent and the Lenders as previously agreed with Intermet), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

          (a)  the duly executed counterparts of this Agreement;

          (b) the duly completed Revolving Notes evidencing the Revolving Loan Commitments and the duly executed Currency
     Note evidencing the Currency Loan Commitment;

          (c)  the duly executed Guaranty Agreements,
     Contribution Agreements and Pledge Agreement;

          (d) certified copies of the organizational papers of Columbus Neunkirchen;

          (e) certificate of Intermet in substantially the form of Exhibit G attached hereto and appropriately completed;

          (f) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents, and (ii) the granting of the pledges and security interests granted pursuant to the Pledge Agreements;

          (g) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and
     (ii) the bylaws or comparable governing documents of such entities;

          (h) certified copies of the certificate or articles of incorporation of each Credit Party (or comparable organizational document of each Foreign Subsidiary) certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be avail-able from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

          (i) examination reports from the Uniform Commercial Code records of those locations set forth on Schedule 6.01(i), showing no outstanding liens or security interests granted by Intermet other than Liens permitted by Section 9.02;

          (j) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

          (k)  Reserved.

          (l)  acknowledgments from Rupert M. Barkoff and
     Kilpatrick & Cody as to their appointment as agent for service of process for the various Credit Parties;

          (m) agreement by the exiting lenders pursuant to the Prior Credit Agreement to accept payment in full of all obligations outstanding under the Prior Credit Agreement and to release all Liens securing such obligations, and the establishment of escrow or other arrangements for such repayment and release of Liens acceptable to the Agent and the Lenders;

          (n) certified copies of indentures, credit agreements, instruments, and other documents evidencing or securing
     Indebtedness of any Consolidated Company described on
     Schedule 9.01(b), in any single case in an amount not less than $500,000 (or the Dollar Equivalent thereof);

          (o) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

          (p) certificates, reports, environmental audits and investigations, and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

          (q) certificates, reports and other information as the Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

          (r) a summary, set forth in format and detail reasonably acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

          (s)  the favorable opinion of Kilpatrick & Cody, United
     States counsel to the Credit Parties, substantially in the form of Exhibit H-1 addressed to the Agent and each of the Lenders;

          (t) the favorable opinion of Hengeler Mueller Weitzel Wirtz, special German counsel to the Credit Parties, as to certain matters relating to the Credit Documents arising under German law, substantially in the form of Exhibit H-2;

          (u) amendment to the Note Purchase Agreement and the Intercreditor Agreement in form and substance satisfactory to the Agent and the Required Lenders; and

          (v) certified copies of the financial statements of the Consolidated Companies for the period ending June 30, 1995, in form and substance satisfactory to the Agent and the Lenders.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Agent, as of the Closing Date:

          (x) the Loans to be made or deemed to be made, and the Letters of Credit issued or deemed to be issued on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority; and

          (y) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders.

          Section 6.02. Conditions to All Loans and Letters of Credit. At the time of the making of all Loans and the issuance of any Letter of Credit (before as well as after giving effect to such Loans or Letters of Credit and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

          (a)  there shall exist no Default or Event of Default;

          (b) all representations and warranties by Intermet contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except that the representation and warranty set forth in Section 7.19 shall not be deemed to relate to any time subsequent to the date of the initial Loans or Letters of Credit hereunder);

          (c) since the date of the most recent financial statements of the Consolidated Companies described in
     Section 7.14, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 8.07);

          (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Intermet, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

          (e) the Loans to be made and the use of proceeds thereof or the Letters of Credit to be issued, as the case may be, shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to
Intermet; and

          (f) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

          Each request for a Borrowing and the acceptance by Intermet of the proceeds thereof and each request for the issuance of a Letter of Credit shall constitute a representation and warranty by Intermet, as of the date of the Loans comprising such Borrowing or the date of the issuance of such Letter of Credit, that the applicable conditions specified in Sections 6.01 and 6.02 have been satisfied.


                           ARTICLE VII.

                  REPRESENTATIONS AND WARRANTIES

          Intermet (as to itself and all other Consolidated
Companies) represents and warrants as follows:

          Section 7.01. Corporate Existence; Compliance with Law. Each of the Consolidated Companies (other than Columbus Neunkirchen) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each of the Credit Parties has the corporate power and authority and the legal right to own and operate its property and to conduct its business and Columbus Neunkirchen is a German company with limited liability duly organized, validly existing and in good standing under the laws of Germany. Each of the Consolidated Companies (i) other than the Credit Parties and Columbus Neunkirchen, has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) with respect to those Consolidated Companies that are not Credit Parties or Columbus Neunkirchen, the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 7.01.

          Section 7.02. Corporate Power; Authorization. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (includ-ing, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

          Section 7.03. Enforceable Obligations. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          Section 7.04. No Legal Bar. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

          Section 7.05.  No Material Litigation or
Investigations. Except as set forth on Schedule 7.05 or in any notice furnished to the Lenders pursuant to Section 8.07(h) at or prior to the respective times the representations and warranties set forth in this Section 7.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Intermet, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

          Section 7.06. Investment Company Act, Etc. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

          Section 7.07. Margin Regulations. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

          Section 7.08.  Compliance With Environmental Laws.

          (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of $2,500,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedule 7.08(a)), except as set forth on Schedule 7.08(a) or in any notice furnished to the Lenders pursuant to Section 8.07(i) at or prior to the respective times the representations and warranties set forth in this
Section 7.08(a) are made or deemed to be made hereunder.

          (b) Except as set forth on Schedule 7.08(b) or in any notice furnished to the Lenders pursuant to Section 8.07(i) at or prior to the respective times the representations and warranties set forth in this Section 7.08(b) are made or deemed to be made hereunder, none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts in excess of $2,500,000, either individually or in the aggregate.

          (c) Except as set forth on Schedule 7.08(c), the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants,
(ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

          Section 7.09. Insurance. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

          Section 7.10.  No Default.  None of the Consolidated
Companies is in default under or with respect to any Contractual
Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

          Section 7.11. No Burdensome Restrictions. Except as set forth on Schedule 7.11 or in any notice furnished to the Lenders pursuant to Section 8.07(o) at or prior to the respective times the representations and warranties set forth in this
Section 7.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

          Section 7.12. Taxes. Except as set forth on Schedule 7.12, each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 7.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Intermet, no claims are being asserted with respect to any such taxes, fees or other charges.

          Section 7.13.  Subsidiaries.  Except as disclosed on
Schedule 7.01, on the date of this Agreement, Intermet has no Subsidiaries and neither Intermet nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement, except as disclosed on Schedule 7.13 or in any notice furnished pursuant to Section 8.07(p) at or prior to the respective times the representations and warranties set forth in this Section 7.13 are made or deemed to be made hereunder, Intermet has no Material Subsidiaries.

          Section 7.14. Financial Statements. Intermet has furnished to the Agent and the Lenders (i) the audited consolidated balance sheet as of December 31, 1994 of Intermet and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, (ii) the unaudited balance sheet of Intermet presented on a consolidated basis as at the end of the second fiscal quarter of 1995, and the related unaudited consolidated and consolidating statements of income, shareholders' equity and cash flows presented on a consolidated basis for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding quarter of Intermet's previous fiscal year. The foregoing financial statements fairly present in all material respects the consolidated and consolidating financial condition of Intermet as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain footnotes). The Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since December 31, 1994, there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

          Section 7.15.  ERISA.  Except as disclosed on
Schedule 7.15 or in any notice furnished to the Lenders pursuant to Section 8.07(j) at or prior to the respective times the representations and warranties set forth in this Section 7.15 are made or deemed to be made hereunder:

          (a)(1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

           (2) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or

419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

          (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

          (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

          (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would not have a Materially Adverse Effect.

          Section 7.16. Patents, Trademarks, Licenses, Etc. Except as set forth on Schedule 7.16 or in any notice furnished to the Lenders pursuant to Section 8.07(o) at or prior to the respective times the representations and warranties set forth in this Section 7.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Intermet's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Intermet, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

          Section 7.17. Ownership of Property. Except as set forth on Schedule 7.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 1994 referred to in Section 7.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties.
The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

          Section 7.18. Indebtedness. Except for Indebtedness outstanding pursuant to the Prior Credit Agreement which is amended and restated hereby, as of the Closing Date, none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money, or any commitment to create or incur any Indebtedness for borrowed money, in an amount not less than $1,000,000 in any single case, and such Indebtedness and commitments for amounts less than $1,000,000 do not exceed $2,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

          Section 7.19. Financial Condition. On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Revolving Loans and the Currency Loans as provided in Sections 2.01 and 3.01 (i) the assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of (x) any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party, and (y) any Intercompany Loan owed to such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 7.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or
(b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          Section 7.20.  Intercompany Loans.  The outstanding
Intercompany Loans do not, in the aggregate, exceed the amount permitted by Section 9.01(g).

          Section 7.21.  Labor Matters.  Except as set forth in
Schedule 7.21 or in any notice furnished to the Lenders pursuant to Section 8.07(o) at or prior to the respective times the representations and warranties set forth in this Section 7.21 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Intermet, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

          Section 7.22. Payment or Dividend Restrictions. Except as set forth in Section 9.05 or described on Schedule 7.22 or as expressly permitted by the terms of this Agreement, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

          Section 7.23. Disclosure. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 8.07 at or prior to the respective times the representations and warranties set forth in this Section 7.23 are made or deemed to be made hereunder, there is no fact known to Intermet which has had, or is reasonably expected to have, a Materially Adverse Effect.


                          ARTICLE VIII.

                      AFFIRMATIVE COVENANTS

          So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit shall remain outstanding, Intermet will:

          Section 8.01. Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence (except for mergers and consolidations permitted pursuant to Section 9.03), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect; provided, however, that nothing set forth herein shall be deemed to prohibit the sale of PBM pursuant to Section 12.18.

          Section 8.02. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in Section 7.08 where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $2,500,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect (with the express understanding that with respect to noncompliance with Environmental Laws, liabilities from noncompliance involving amounts equal to or in excess of $2,500,000 in the aggregate shall be deemed to have a Materially Adverse Effect).

          Section 8.03. Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

          Section 8.04.  Keeping of Books.  Keep, and cause each
of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

          Section 8.05. Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Intermet; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Intermet shall be required.

          Section 8.06.  Insurance; Maintenance of Properties.

          (a)  Maintain or cause to be maintained with
financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event Intermet shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Intermet and the Agent, be excessive.

          (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Intermet may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Intermet from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Intermet, desirable in the conduct of its business or the business of any Consolidated Company.

          Section 8.07.  Reporting Covenants.  Furnish to each
Lender:

          (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Intermet, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated and consolidating basis, and the related statements of income, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Intermet (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Intermet's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Intermet's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Intermet that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Intermet's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

          (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections
     (a) and (b) above, a certificate substantially in the form of Exhibit M attached hereto of the president, chief executive officer, chief financial officer or principal accounting officer of Intermet (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 8.08 and Sections 9.01 through 9.06;

          (d) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection
     (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

          (e) Annual Budget. No later than 30 days prior to the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income and cash flows for the current fiscal year for the Consolidated Companies presented on a consolidated basis;

          (f)  Notice of Default.  Promptly after any Executive
     Officer of Intermet has notice or knowledge of the occurrence of an Event of Default or a Default, a cer-tificate of the chief financial officer or principal accounting officer of Intermet specifying the nature thereof and the proposed response thereto;

          (g)  Reserved.

          (h) Litigation and Investigations. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

          (i) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consoli-dated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $750,000;

          (j) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
     Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or li-ability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $750,000 in the aggregate;

               (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA
     or under Section 401(a)(29) or 412 of the Tax Code with re-spect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

               (iv) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

               (v) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL,
     (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (B)  Promptly upon any Consolidated Company
     becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

          (k) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 9.02;

          (l) Domestication of Subsidiaries. Not less than 30 days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

          (m) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Intermet to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Intermet and the other Consolidated Companies;

          (n) Reserved.

          (o) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 7.11, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 7.21;

          (p) New Material Subsidiaries. Within 30 days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request;

          (q) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is greater than $250,000; and

          (r)  Other Information.   With reasonable promptness,
     any other information provided under the Note Purchase Agreement and such other information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

          Section 8.08.  Financial Covenants.

          (a) Fixed Charge Coverage. Maintain as of the last day of each fiscal quarter, a minimum Fixed Charge Coverage Ratio equal to or greater than 2.0:1.0.

          (b) Leverage Ratio. Maintain as of the last day of each fiscal quarter, a maximum Leverage Ratio of less than or equal to 55%.

          (c) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each fiscal quarter, a maximum ratio of Funded
Debt to Consolidated EBITDA calculated for the immediately preceding four fiscal quarters of less than or equal to 3.5:1.0.

          (d)  Second Fiscal Quarter 1995 Calculations.  Schedule
8.08 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by paragraphs (a) through (c) of this Section 8.08 calculated as of June 30, 1995.

          Section 8.09.  Notices Under Certain Other
Indebtedness. Immediately upon its receipt thereof, Intermet shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 9.01(b), (e), (h), (i), (j) or (k) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $1,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision. Intermet agrees to take such actions as may be necessary to require the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Agent simultaneously with the furnishing thereof to Intermet, and that such requirement may not be altered or rescinded without the prior written consent of the Agent.

          Section 8.10.  Additional Credit Parties and
Collateral. Promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize the acquisition of any entity) of any Material Sub-sidiary not listed on Schedule 7.13, (ii) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 8.07(q) and as a result thereof the recipient of such assets becomes a Material Subsidiary, (iii) the domestication of any Foreign Subsidiary that is a Material Subsidiary, or (iv) the occurrence of any other event creating a new Material Subsidiary, Intermet shall execute and deliver, and cause to be executed and delivered (x) in the case of Foreign Subsidiary, if, in the reasonable opinion of Intermet's accountants, delivery of a Guaranty Agreement would cause Intermet to be subject to tax on the undistributed earnings and profits of such Subsidiary pursuant to Subpart F of Part III, Subchapter N of the Internal Revenue Code, a Pledge Agreement with respect to 66% (or such greater percentage as would not result in such adverse tax consequences to Intermet as reasonably determined by Intermet's accountants) of the capital stock of such Material Subsidiary if it is a Foreign Subsidiary directly owned by Intermet or a Subsidiary that is not, and is not directly or indirectly controlled by, a Foreign Subsidiary, and
(y) a Guaranty Agreement from each such Material Subsidiary that is not a Foreign Subsidiary whose stock has been pledged to the extent and in accordance with subsection (x) hereof, together with related documents with respect to such new Material Subsidiary (or the pledgor of its stock) of the kind described in
Section 6.01(c), (d), (f), (g), (h), (i), (s) and (t), all in
form and substance satisfactory to the Agent and the Required
Lenders.

     Section 8.11 Delivery of Modifications to Prudential Documents; German Opinion. Promptly, and in any event within thirty days after the Closing Date, deliver or cause to be delivered to the Agent (i) a waiver to the share pledge agreement in favor of Prudential and an amendment or partial release to the accompanying UCC financing statement conforming such documents to the Pledge Agreement executed in connection herewith, together with such other opinions and agreements with respect to such German collateral as shall be reasonably requested by the Lenders, each in form and substance satisfactory to the Agent, and (ii) the opinion of Intermet's German counsel substantially in the form of Exhibit H-2 attached hereto.


                           ARTICLE IX.

                        NEGATIVE COVENANTS

          So long as any Commitment remains in effect hereunder or any Note shall remain unpaid or any Letter of Credit
Obligation shall remain outstanding, Intermet will not and will not permit any Subsidiary to:

          Section 9.01.  Indebtedness.  Create, incur, assume or
suffer to exist any Indebtedness, other than:

          (a)  Indebtedness under this Agreement;

          (b) Indebtedness outstanding on the date hereof or pursuant to lines of credit in effect on the date hereof and described on Schedule 9.01(b); provided, however, that the aggregate amount of Indebtedness outstanding pursuant to such lines of credit shall at no time exceed 15,000,000 German marks;

          (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 9.02(b);

          (d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 30 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

          (e)  Indebtedness of Intermet pursuant to the Note
     Purchase Agreement and secured by Liens which are pari passu with the Liens in favor of the Lenders securing the Obligations hereunder and governed by the terms of the Intercreditor Agreement;

          (f) Indebtedness (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) permitted under Section 9.02(c) or (d) or Section 9.07, or permitted under Section 9.03 in connection with the purchase, lease or other acquisition of property or assets where such Indebtedness is to the seller of such property or assets and represents a deferral of payment for such property or assets for a period not to exceed the lesser of (i) normal trade terms for such property or asset, or (ii) 180 days (commencing from the date of delivery or, if applicable, the date of installation of such property or asset);

          (g) Intercompany Loans; provided that the aggregate amount of Intercompany Loans made by Credit Parties to Consolidated Companies which are not Credit Parties shall not exceed $3,000,000 in the aggregate at any one time outstanding unless otherwise agreed in writing by the Agent and the Required Lenders;

          (h) Subordinated Debt which is unsecured and approved as to terms and conditions by the Agent and the Required
     Lenders;

          (i) Unsecured Indebtedness of Intermet incurred in connection with lines of credit in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

          (j) Indebtedness of a Person which is acquired by or consolidated with a Consolidated Company as long as such Indebtedness is unsecured and not obtained in contemplation of such acquisition; and

          (k) Other Indebtedness not to exceed $2,000,000 at any one time outstanding.

          Section 9.02.  Liens. Create, incur, assume or suffer
to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

          (a)  Liens existing on the date hereof and disclosed on
     Schedule 9.02;

          (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property, and provided further that the aggregate principal amount of Indebtedness secured by all such Liens at any time does not exceed $2,000,000;

          (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (f)  Liens permitted by Section 9.01(e);

          (g) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into Intermet or another Consolidated Company which (i) is not created in contemplation of such event, and (ii) does not secure Indebtedness not otherwise permitted pursuant to
     Section 9.01; and

          (h)  Liens (other than those permitted by paragraphs
     (a) through (g) of this Section 9.02) encumbering assets having an Asset Value not greater than $2,000,000 in the aggregate at any one time.

          Section 9.03.  Mergers, Acquisitions, Divestitures.
(a) Merge or consolidate with any other Person, except that the foregoing restrictions shall not be applicable to:

          (i) mergers or consolidations of (x) any Subsidiary with any other Subsidiary or (y) any Subsidiary with Intermet; or

          (ii) mergers or consolidations which result in Acquisitions of Persons engaged in businesses permitted by
     Section 9.10 of this Agreement;

provided that before and after giving effect to any such merger or consolidations, (w) Intermet is in compliance with Section
8.08 hereof; (x) no other Default or Event of Default exists hereunder; (y) in the event of such merger or consolidation, the surviving Person is a Consolidated Company and complies with
Section 8.10 hereof, if applicable, and (z) Intermet is the surviving corporation in connection with any merger or consolidation to which it is a party;

     (b) Sell or otherwise dispose of the capital stock of a Credit Party or any other Consolidated Company whose capital stock is pledged to the Lender; or

     (c) make or permit any Acquisition other than an Acquisition of Persons engaged in businesses which a Consolidated Company is permitted to engage in pursuant to Section 9.10 of this Agreement; provided that Intermet meets the conditions of
(w), (x), (y) and (z) of paragraph (a) of this Section 9.03.

     Section 9.04.  Asset Sales.

     Sell, lease or otherwise dispose of its accounts, property, stock of its Subsidiaries or other assets (excluding a sale of the stock or substantially all assets of PBM); provided, however, that the foregoing restrictions on Asset Sales shall not be applicable to:

          (a) sales of inventory in the ordinary course of business;

          (b) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item; or

          (c) Asset Sales, where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six (6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation), (i) (x) the Asset Value of Asset Sales that occur during any particular fiscal year, taking into account the Asset Value of the proposed Asset Sale but excluding any Asset Sale related to PBM, would not exceed ten percent (10%) of Intermet's Net Fixed Assets as of the last day of the preceding fiscal year of Intermet, and (y) the assets subject to such Asset Sale, but excluding any Asset Sale related to PBM, would not have produced during the prior 12 months prior to such Asset Sale, in excess of ten percent (10%) of Intermet's Consolidated EBITDA at the end of the most recently competed 12 months, and (ii) the Asset Value of Asset Sales that occur at any time and from time to time after the Closing Date, taking into account the Asset Value of all Asset Sales since the Closing Date and the proposed Asset Sale, but excluding any Asset Sale relating to PBM, would not exceed twenty percent (20%) of Intermet's Net Fixed Assets as of June 30, 1995; provided, however, that (x) the Asset Value of Asset Sales occurring after the Closing Date that relate to any particular Material Subsidiary shall not exceed fifty percent (50%) of the Net Fixed Assets of that same Material Subsidiary as of the last day of the preceding fiscal year of Intermet and
     (y) the assets subject to such Asset Sale shall not have produced during the prior 12 months prior to such Asset Sale in excess of fifty percent (50%) of the such Material Subsidiary's Consolidated EBITDA at the end of the most recently completed 12 months;

provided that not withstanding the foregoing, no transaction pursuant to clauses (ii) or (iii) above shall be permitted if any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction.


          Section 9.05. Dividends, Etc. Intermet shall not (a) declare or pay any dividend on any class of its stock, or (b) make any payment to purchase, redeem, retire or acquire any of its Subordinated Debt or stock or any option, warrant, or other right to acquire such Subordinated Debt or stock (a "Restricted Payment"), other than:

          (i) dividends payable solely in shares of any class of its stock; and

          (ii) cash dividends declared and paid, and all other
     Restricted Payments made, after December 31, 1994 in an aggregate amount at any time not to exceed the amount set forth below:

          (x) if Intermet's Leverage Ratio is equal to or greater than 40% as of the most recently ended fiscal period for which financial statements have been delivered to the Lenders pursuant to Section 8.07 hereof (the "Calculation Date"), twenty-five percent (25%) of Consolidated Net Income earned during the period commencing on January 1, 1995 and ending on such Calculation Date (such period to be treated as one accounting period taking into account 100% of Consolidated Net Loss during such period); and

          (y) if Intermet's Leverage Ratio is less than 40% as of the most recent Calculation Date, forty percent (40%) of Consolidated Net Income earned during the period commencing on January 1, 1995 and ending on such Calculation Date (such period to be treated as one accounting period taking into account 100% of Consolidated Net Loss during such period);

     provided, however, no such dividend or other Restricted Payment may be declared or paid pursuant to clause (ii) above unless no Default or Event of Default exists at the time of such declaration or Restricted Payment, or would exist as a result of such declaration or Restricted Payment.


          Section 9.06.  Investments, Loans, Etc.  Make, permit
or hold any Investments other than:

          (a) Investments in Subsidiaries which are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 8.10 after the Closing Date; provided, however, nothing in this Section 9.06 shall be deemed to authorize an Investment pursuant to this subsection (a) in any entity that is not a Guarantor prior to such Investment;

          (b) Investments in Subsidiaries which are not Guarantors, which, when aggregated with all other
     Investments made in such other Subsidiaries after December 31, 1994, shall not exceed $3,000,000 unless otherwise consented to in writing by the Required Lenders, provided, however, that Investments in the form of Intercompany Loans are otherwise permitted by Section
     9.01(g);

          (c)  Investments in the following securities:

               (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

               (ii) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

               (iii) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

          (d)  Investments made by Plans and Foreign Plans; and

          (e) Investments (other than those permitted by paragraphs (a) through (d) above), including loans to employees, officers and other Persons, in an aggregate amount not to exceed $5,000,000 at any one time outstanding.

          Section 9.07. Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          Section 9.08.  Transactions with Affiliates.

          (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

          Section 9.09. Prepayments of Subordinated Debt in Violation Thereof. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with any of its Subordinated Debt, in each case, which is a violation of the subordination provisions of such Subordinated Debt.

          Section 9.10.  Changes in Business.   Enter into any
business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole (which includes iron and aluminum foundry operations and machining); provided that, Intermet and the Consolidated Companies may make Acquisitions of, and Investments in Persons engaged in an unrelated business as long as the sum of (x) the amount expended in connection with such Acquisitions since the Closing Date, and
(y) the aggregate outstanding Investments in such Persons (including any amount committed by Intermet or a Consolidated

Company to be loaned to or otherwise invested in such Person) does not exceed $5,000,000 on any date of determination.

          Section 9.11. ERISA. Take or fail to take any action with respect to any Plan or Foreign Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or
(iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect.

          Section 9.12. Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) Section 9.02, (ii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 9.02(b) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, (iii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by
Section 9.01(i) is incurred, (iv) the terms of the Note Purchase Agreement (as originally executed), and (v) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

          Section 9.13. Limitation on Payment Restrictions Af-fecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Intermet or any other Consolidated Company, or (iii) transfer any of its property or assets to Intermet or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents or the Pledge Agreement (as defined in the Note Purchase Agreement) (as originally executed) or as set forth on Schedule 7.22.

          Section 9.14.  Actions Under Certain Documents.

          (a) Without the prior written consent of the Agent and the Required Lenders, modify, amend or supplement the Note Purchase Agreement to (i) increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness outstanding thereunder or make the requirement of prepayment more onerous, or (iv) make any more onerous any other provision thereof.

          (b) Without the prior written consent of the Agent and the Required Lenders, modify, amend or supplement any agreement governing Subordinated Debt to (i) increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness outstanding thereunder or make the requirement of prepayment more onerous, (iv) make any more onerous any other provision thereof, or (v) amend or modify the subordination provisions thereof.


                            ARTICLE X.

                        EVENTS OF DEFAULT

          Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

          Section 10.01. Payments. Intermet shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Intermet shall fail to make within three (3) days after the due date thereof any payment of interest, fee or other amount payable hereunder or any of the Obligations;

          Section 10.02.  Covenants Without Notice.  Intermet or
any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 8.07(f), 8.08, 9.01 through 9.07,
9.09, 9.10, and 9.12 through 9.14;

          Section 10.03. Other Covenants. Intermet shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 10.01 and 10.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Intermet's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Intermet by Agent or any Lender;

          Section 10.04. Representations. Any representation or warranty made or deemed to be made by Intermet or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

          Section 10.05. Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $2,500,000 in the aggregate;

          Section 10.06. Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $2,500,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

          Section 10.07. Bankruptcy. Intermet or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or pro-ceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

          Section 10.08.  ERISA.  A Plan or Foreign Plan of a
Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

          (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan,
               Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

          (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

          (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

          (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan) or a Plan that would have a Materially Adverse Effect.

          Section 10.09. Money Judgment. A judgment or order for the payment of money in excess of $2,500,000 or otherwise having a Materially Adverse Effect shall be rendered against Intermet or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

          Section 10.10. Ownership of Credit Parties and Pledged Entities. If Intermet shall at any time fail to own and control one hundred percent (100%) of the voting stock of any Credit Party or entity whose stock is pledged to the Lenders, either directly or indirectly through a wholly-owned Subsidiary of Intermet, except for (x) Intermotive Technologies, Inc. where Intermet shall maintain ownership and control of the percentage of voting stock owned and controlled as of the Closing Date, (y)

PBM where Intermet may cease to own and control the stock thereof in connection with any sale of the stock of PBM permitted pursuant to Section 12.18, and (z) any Credit Party acquired after the Closing Date where Intermet shall, directly or indirectly, maintain ownership and control of the percentage of voting stock owned and controlled as of the date such Person became a Credit Party hereunder or such greater percentage as shall thereafter be obtained, directly or indirectly by Intermet;

          Section 10.11. Change in Control of Intermet. Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than George W. Mathews, Jr. shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than twenty-five percent (25%) of the shares of the outstanding common stock of Intermet entitled to vote for members of Intermet's board of directors, or (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

          Section 10.12. Default Under Other Credit Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Intermet or any other Credit Party, or at any time it is or becomes unlawful for Intermet or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Intermet or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Intermet or any such Credit Party or the Agent ceases to hold a perfected lien on the Pledged Stock subject only to Liens permitted by the terms of this Credit Agreement;

          Section 10.13. Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $1,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Intermet, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Intermet or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, including without limitation, an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Intermet; provided, that, if an Event of Default specified in Section 10.07 shall occur, the result which would occur upon the giving of written notice by the Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and (iii) exercise any rights or remedies under the Security Documents. As long as any Letter of Credit shall remain outstanding, any amounts described in clause (ii) above with respect to Letters of Credit, when received by the Agent, shall be deposited in a cash collateral account as cash collateral for the obligation of Intermet under Articles II and IV of this Agreement in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Agent has deposited in the cash collateral account any amounts described in clause (ii) above, the Agent shall pay such amounts to itself to reimburse itself for the amount of such drawing.


                           ARTICLE XI.

                            THE AGENT

          Section 11.01. Appointment of Agent. Each Lender hereby designates TCB as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through their agents or employees.

          Section 11.02. Authorization of Agent with Respect to the Security Documents. (a) Each Lender hereby authorizes the Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to the applicable Security Document.

          (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

          Section 11.03. Nature of Duties of Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

          Section 11.04.  Lack of Reliance on the Agent.

          (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

          (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreement, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreements or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 8.07, the Agent shall deliver or cause to be delivered such information to such Lender.

          Section 11.05. Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          Section 11.06. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section 11.07. Indemnification of Agent. To the ex-tent the Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          Section 11.08. The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept de-posits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          Section 11.09. Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          Section 11.10.  Successor Agent.

          (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Intermet and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor

Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Intermet's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Intermet's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. If at any time Trust Company Bank is removed as a Lender pursuant to Section 12.06(g), Trust Company Bank shall simultaneously resign as Agent.

          (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


                           ARTICLE XII.

                          MISCELLANEOUS

          Section 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Intermet. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section;

provided that notices to the Agent shall not be effective until received.

          Section 12.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Section 6.01 or 6.02, (ii) increase the Commitments or other contractual obligations to Intermet under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder or the date fixed for the mandatory reduction of the Revolving Loan Commitments pursuant to Article II, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any of the Pledged Stock from the Lien of the Security Documents to the extent securing the Obligations or to release any Guarantor from its obligations under any Guaranty Agreement, (vii) modify the definition of "Required Lenders," or (viii) modify this Section 12.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

          Section 12.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

          Section 12.04.  Payment of Expenses, Etc.  Intermet
shall:

          (i)  whether or not the transactions hereby
     contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lenders;

          (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 5.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

          (iii) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, Intermet shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

     (iv) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Intermet (or the assets thereof) owned or controlled by the Lenders, the Collateral Agent, or their nominees or designees, as a result of their acquisition of Pledged Stock pursuant to exercise of remedies under the Pledge Agreements).

     If and to the extent that the obligations of Intermet under this Section 12.04 are unenforceable for any reason, Intermet hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          Section 12.05. Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify Intermet of any offset hereunder.

          Section 12.06.  Benefit of Agreement.

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Intermet may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments, Letter of Credit Obligations and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that
(i) the Agent and Intermet must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of the Commitments, in the case of the Revolving Loan Commitments and the Currency Loan Commitments, or Loans or Letter of Credit Obligations, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2500, and (iv) the assignee must execute and deliver a confirmation of its acceptance of the terms and conditions of the Intercreditor Agreement to the other parties to the Intercreditor Agreement in accordance with Section 12(g) thereof. Intermet shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments, the Loans and the Letter of Credit Obligations, as the case may be, of $15,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Intermet, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

          (d) Each Lender may, without the consent of Intermet or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Letter of Credit Obligations and the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article V of this Agreement, and (v) Intermet and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Intermet relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Intermet of the name of such participant.

          (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Intermet or the other Consolidated Companies furnished to such Lender by or on behalf of Intermet or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States.
The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Intermet and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Intermet relating to such confidential information unless otherwise properly disposed of by such entity.

          (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

          (g) If (i) any Taxes referred to in Section 5.07(b) have been levied or imposed so as to require withholdings or deductions by Intermet and payment by Intermet of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of increased costs pursuant to Section
5.10 or for its reduced rate of return pursuant to Section 5.17 or any Lender determines that LIBOR is unascertainable or illegal pursuant to Section 5.08 or Section 5.09, or any Lender makes a claim for increased costs or determines that its participation in any Letter of Credit is illegal pursuant to Section 5.22, or
(iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Docu-ments requested by Intermet, then and in such event, upon request from Intermet delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 12.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Intermet, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; provided, however, Lenders subject to this subsection due to a claim pursuant to Section 5.08, Section 5.09 or an illegality claim pursuant to Section 5.22 shall be treated in a substantially identical manner.

          Section 12.07.  Governing Law; Submission to
Jurisdiction; Waiver of Jury Trial.

          (a)  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN
ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT
TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF
GEORGIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, INTERMET HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND INTERMET HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c) INTERMET HEREBY IRREVOCABLY DESIGNATES RUPERT M. BARKOFF AND KILPATRICK & CODY OF ATLANTA, GEORGIA, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF INTERMET, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO INTERMET AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF INTERMET TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.
INTERMET FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO INTERMET AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

          (d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Intermet in any other jurisdiction.

          Section 12.08. Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

          Section 12.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 12.10.  Effectiveness; Survival.

          (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Sec-tion 12.01 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

          (b) The obligations of Intermet under Sections 5.07(b), 5.10, 5.12, 5.13, 5.17, 12.04 and 12.15 hereof shall survive the payment in full of the Notes and all other Obligations after the Final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

          Section 12.11. Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 12.12. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

          Section 12.13. Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any preparation of the financial statements referred to in Section 8.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Intermet's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the finan-cial covenants, standards or terms found in this Agreement, Intermet and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

          Section 12.14. Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

          Section 12.15.  Judgment Currency.

          (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in a particular Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery actually results in the effective receipt by the Agent, or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against Intermet or other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, and the Currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by the Agent at its prevailing rate for such Currency exchange on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          Section 12.16. Dollar Equivalent Computations. Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to U.S. Dollars of foreign currency amounts, such U.S. Dollar amount shall be computed using the Dollar Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

          Section 12.17.  Pledge of Stock of Columbus
Neunkirchen. Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, the Lenders hereby agree that their Lien on the stock of Columbus Neunkirchen is limited to 66% of the outstanding stock of such entity.

          Section 12.18 Sale of PBM. Each of the Agent and the Lenders hereby (i) acknowledges and agrees that Intermet has entered into negotiations for the sale of all of the stock or substantially all of the assets of PBM, (ii) agrees that upon delivery to the Lenders of a written notice from Intermet that a definitive agreement for such sale has been executed by Intermet, the Lenders shall execute and deliver a release of PBM from its obligations pursuant to the Guaranty Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to be delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

Address for Notices:          INTERMET CORPORATION


1450 West Long Lake Road     By: /s/ Doretha J. Christoph
Suite 150                       Name: Doretha J. Christoph
Detroit, Michigan 48098         Title: Vice President - Finance

Attn: Doretha J. Christoph
                               Attest:  /s/ Peter C. Bouxsein
Telephone: (810) 952-1503        Name:  Peter C. Bouxsein
Telecopy:  (810) 952-1512        Title: Assistant Secretary


                                        [CORPORATE SEAL]

Address for Notices:               TRUST COMPANY BANK,
                                   As Agent

One Park Place, N.E.
Atlanta, Georgia  30303            By: /s John K. Shoffner
Attention:  H. T. Harvin, III         John K. Shoffner
                                      Group Vice President
Telex No.:   542210
  Answerback:  TRUSCO INT ATL

Telecopy No.:  404/588-8833        By: /s/ H.T. Harvin III
                                      Name:  H.T. Harvin III
                                      Title:  Banking Officer
Payment Office:

One Park Place, N.E.
Atlanta, Georgia  30303

Address for Notices:               TRUST COMPANY BANK

One Park Place, N.E.
Atlanta, Georgia  30303            By: /s/ John K. Shoffner
Attention:  H.T. Harvin, III          John K. Shoffner
                                      Group Vice President
Telex No.:   542210
  Answerback:  TRUSCO INT ATL

Telecopy No.:  404/588-8833        By: /s/ H.T. Harvin III
                                      Name: H.T. Harvin III
                                      Title:  Banking Officer
Lending Office:

One Park Place, N.E.
Atlanta, Georgia  30303


REVOLVING LOAN COMMITMENT:     $19,600,000.00

PRO RATA SHARE OF REVOLVING
   LOAN COMMITMENTS:            28%

LETTER OF CREDIT COMMITMENT    $ 1,400,000.00

PRO RATA SHARE OF LETTER OF
CREDIT COMMITMENTS:             28%

Address for Notices:               LANDESBANK SAAR GIROZENTRALE

Ursulinenstrasse
D-6600 Saarbruecken                By: /s/ Dr. Georg Grasel
Germany                               Dr. Georg Grasel
Attention:  Dr. Georg Grasel/         Vorstandsmitglied
            Dr. Ingrid Walter

Telex No.:  4 421 442              By:  /s/ Dr. Ingrid Walter
  Answerback:  gz sb d                Dr. Ingrid Walter
                                      Bankdirektorin
Telecopy No.:  681-3006-208


Lending Office and Payment Office:

Ursulinenstrasse 2
D-66111 Saarbrucken
Germany

CURRENCY LOAN COMMITMENT:          DM 8,000,000

PRO RATA SHARE OF CURRENCY LOAN
  COMMITMENT:       100%

Address for Notices:               NBD BANK

611 Woodward Avenue
Detroit, Michigan  48226           By: /s/ Sarah L. McClelland
Attention: Kelly T. Cotton            Name: Sarah L. McClelland
                                      Title: First Vice President

Telex No.:  164177
  Answerback:  NATIONSBANK DET

Telecopy No.:  (313) 225-2290


Lending Office:

611 Woodward Avenue
Detroit, Michigan  48226


REVOLVING LOAN COMMITMENT:    $ 16,800,000

PRO RATA SHARE OF REVOLVING
  LOAN COMMITMENT:                 24%

LETTER OF CREDIT COMMITMENT        $ 1,200,000.00

PRO RATA SHARE OF LETTER OF
CREDIT COMMITMENTS:                24%

Address for Notices:               FIRST UNION NATIONAL
                                   BANK OF NORTH CAROLINA
One First Union Center
TW-19
Charlotte, NC  28288-0745          By: /s/ Henry R. Biedrzycki
Attn: Glen Edwards                    Name: Henry R. Biedrzycki
                                      Title:  Vice President
Telex No.:
Answerback:

Telecopy:   (703) 374-2802


Lending Office:

One First Union Center, TW19
Charlotte, NC  28288-0745

REVOLVING LOAN COMMITMENT:         $ 16,800,000.00

PRO RATA SHARE OF REVOLVING
 LOAN COMMITMENTS:                 24%

LETTER OF CREDIT COMMITMENT:       $1,200,000.00

PRO RATA SHARE OF LETTER OF
 CREDIT COMMITMENTS:                24%




Address for Notices:               NATIONSBANK, N.A. (CAROLINAS)

233 S. Wacker Drive
Suite 2800
Chicago, Illinois 60606-6308       By: /s/ Stephen K. Foutch
                                      Name: Stephen K. Foutch
                                      Title: Vice President
Attention:  Stephen K. Foutch

Telex Number:  (704) 386-7429
  Answerback:  (704) 386-8694

Telecopy No.:  (312) 234-5601


Payment Office:

101 N. Tryon Street
NC1-001-15-03
Charlotte, NC  28255
Attention:  Corporate Credit Support


REVOLVING LOAN COMMITMENT:         $ 16,800,000.00

PRO RATA SHARE OF REVOLVING
 LOAN COMMITMENTS:                 24%

LETTER OF CREDIT COMMITMENT:       $1,200,000.00

PRO RATA SHARE OF LETTER OF
 CREDIT COMMITMENTS:                24%



                                        -103-